Exhibit 10.30

U.S.$400,000,000

BACKSTOP LOAN FACILITY AGREEMENT

among

VOTORANTIM INDUSTRIAL S.A.

and

VOTORANTIM CIMENTOS S.A.,

as Guarantors,

THE LENDERS PARTY HERETO,

and

HSBC BANK (USA), NATIONAL ASSOCIATION,

as Administrative Agent

Dated as of August 7, 2012

BACKSTOP LOAN FACILITY AGREEMENT, dated as of August 7, 2012 (the “Agreement”), among Votorantim Industrial S.A., a corporation organized under the laws of Brazil (“VID”) and Votorantim Cimentos S.A., a corporation organized under the laws of Brazil (“VCimentos;” each of VID and VCimentos being a “Guarantor” and together, the “Guarantors”); the financial institutions party hereto from time to time, as lenders (each, a “Lender” and, collectively, the “Lenders”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, each of the Guarantors, directly or indirectly, currently owns approximately 21% of the Voting Stock of each of the Borrowers (other than Votorantim Europe, S.L.U., which is a wholly-owned subsidiary of VCimentos) and may be required to provide funds to the Borrowers in order to repay, or cause to be repaid, certain Existing Facilities as a result of InterCement Participações S.A. and/or any of its Affiliates, directly or indirectly, together with the Guarantors and/or any of its Affiliates, having acquired a majority of the outstanding Voting Stock of CIMPOR;

WHEREAS, the Guarantors are entering into this Agreement to establish a framework for the purpose of obtaining financing on behalf of each Borrower;

WHEREAS, prior to any Borrowing (as defined below) such Borrower will enter into a Credit Agreement (as defined below), with the aggregate amount of all Borrowings for all Borrowers not to exceed U.S.$400,000,000; and

WHEREAS, subject to and upon the terms and conditions herein set forth and in each Relevant Credit Agreement, the Lenders will make available to the Borrower the credit facility provided for herein.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the form of Exhibit A attached hereto, unless otherwise defined in an executed Relevant Credit Agreement, in which case the definition contained in such executed Relevant Credit Agreement shall prevail:

“Administrative Agent” has the meaning set forth in the preamble.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 4.16.

“Anti-Terrorism Laws” has the meaning set forth in Section 4.16.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Assignment Agreement” means an agreement in substantially the form of Exhibit D.

“Availability Period” means the period commencing on the Backstop Effective Date and ending on the earliest to occur of (a) the Borrowing Date on which the total Commitments are disbursed in full and (b) February 6, 2013; provided, that the Availability Period may end on a later date if the Lenders, in their sole discretion, agree to extend it to such later date.

“Backstop Effective Date” has the meaning set forth in Article III.

“Borrower” means, in relation to each Relevant Credit Agreement, any of CIMPOR, Cimpor Inversiones S.A., a corporation organized under the laws of Spain, Cimpor Financial Operations B.V., a corporation organized under the laws of the Netherlands or Votorantim Europe, S.L.U., a limited liability company organized under the laws of Spain, as the party specified as the Borrower in such Relevant Credit Agreement or Assumption Agreement, as the case may be.

“Borrower Event of Default” means an Event of Default under Section 6.1.

“Borrowing” means the borrowing of the Loans under a Relevant Credit Agreement on a Borrowing Date.

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“Borrowing Date” means any date on which a Borrowing occurs, which date must be on or prior to the last day of the Availability Period.

“Brazil” means the Federative Republic of Brazil.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York or São Paulo, Brazil, a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, the Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, as to any Person, any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

“Change in Control” means that the Permitted Holders shall cease to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding Voting Stock of either Guarantor and shall cease to have the power to direct or cause the direction of the management and policies of either Guarantor.

“CIMPOR” means CIMPOR - Cimentos de Portugal, SGPS, SA, a corporation organized under the laws of Portugal.

“Commitment” means, as to each Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to extend Loans in a principal amount up to but not exceeding the Commitment specified opposite its name on Schedule I, and which may be terminated or reduced by the Guarantors from time to time in accordance with Section 2.3.

“Confidential Information” means information that either Guarantor furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that: (a) is or becomes generally available to the public or (b) is or becomes rightfully available to the Administrative Agent or any Lender from a source other than a Guarantor, which source is not subject to a confidentiality agreement or undertaking with respect to such information that is known to the Administrative Agent or such Lender.

“Consolidated Net Tangible Assets” means, on a consolidated basis, VID’s total assets, less current liabilities, less accumulated depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet delivered by VID to the Administrative Agent pursuant to this Agreement.

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“Credit Agreement” means, from the date it is entered into, each term loan agreement substantially in the form of Exhibit A hereto entered into by a Borrower, the Administrative Agent and the Lenders.

“Credit Documents” means, collectively, this Agreement, the Relevant Credit Agreements, the Fee Letters, the Notes and each other agreement executed in connection herewith and the Relevant Credit Agreements and therein identified as such, including, without limitation, any Assumption Agreement.

“Debt” means, with respect to any Person (determined without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business, but only if and for so long as such trade payables remain payable on customary trade terms, and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar documents, (d) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other Property of such Person (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the borrower or the lender under such agreement in an event of default are limited to repossession or sale of such Property), (f) all Capital Lease Obligations and all obligations under “synthetic leases” of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or similar extensions of credit (excluding trade payables to the extent excluded from clause (b)), (h) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person, (i) all net obligations of such Person in respect of any interest rate protection agreement, any currency or commodity swap, cap or collar agreement, any equity swap or any similar arrangement entered into by such Person providing for the transfer or mitigation of interest rate, currency, commodity price or equity risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto), (j) all Debt of other Persons referred to in clauses (a) through (i) or clause (k) below that is Guaranteed by such Person and (k) all Debt referred to in clauses (a) through (j) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property of such Person even though such Person has not assumed or become liable for the payment of such Debt; provided (i) that “Debt” shall be considered “Debt” only if and to the extent any of the preceding items (other than letters of credit and obligations referred to in clauses (g) and (i)) would appear as a liability upon a balance sheet of the specified Person and (ii) that “Debt” shall exclude any unsecured guarantee made for the benefit of any Person pursuant to a vendor financing transaction for the sale of Products to such Person and in no event shall “Debt” include any liability for taxes.

“Default” means an event under any Relevant Credit Agreement or this Agreement, as the case may be, that (with notice, lapse of time or both) would become an Event of Default.

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“Default Rate” means, at any date of determination, in the case of overdue principal, a rate per annum equal to the sum of 1% per annum plus the Effective Applicable Margin plus the LIBO Rate for the then-current Interest Period or Interest Periods as shall be selected by the Administrative Agent, for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amounts, a rate per annum equal to the sum of 1% per annum plus the Effective Applicable Margin plus the rate determined by the Administrative Agent from time to time to be the cost of funding such overdue amounts on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

“Designated Subsidiaries” means any Subsidiary of VID that accounts for 10% or more of the total assets of VID and its Subsidiaries as determined in accordance with GAAP.

“Dollars,” “U.S.$” and “$” mean lawful money of the United States of America.

“Effective Applicable Margin” means a rate per annum equal to the following: (i) 1.00%, during the period from and including the date hereof through but excluding 180 days after the date hereof; (b) 1.25%, during the period from and including the date that is 180 days after the date hereof through but excluding the date that is 360 days after the date hereof; and (c) 1.75%, during the period from and including the date that is 360 days after the date hereof and thereafter.

“Eligible Assignee” means: (a) a commercial bank, savings and loan association, savings bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity); (b) the central bank of any OECD Country; (c) a Lender; or (d) an Affiliate of a Lender; provided that “Eligible Assignee” shall not include, except as set forth in Section 2.9, either Guarantor or the applicable Borrower (or any Affiliate of either Guarantor or the applicable Borrower).

“Environmental Laws” means any and all Applicable Laws relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Event of Default” has the meaning set forth in Article VI.

“Excluded Taxes” means (a) any taxes imposed on or measured by the net income of a Lender or the Administrative Agent, net profits taxes or franchise taxes imposed in lieu of net income taxes pursuant to the laws of the jurisdiction (or any political subdivision of taxing authority thereof or therein) in which such Lender or the Administrative Agent is organized or in which the principal office or funding office of such Lender or the Administrative Agent is located, (b) any branch profits taxes or any similar taxes imposed by any jurisdiction described in clause (a) above and (c) any deduction, withholding or other imposition of taxes that arises as a result of:

(i) the willful misconduct or gross negligence of such Lender or the Administrative Agent;

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(ii) a present or former connection between such Lender or the Administrative Agent and the relevant jurisdiction imposing such tax, including carrying on business in, having a branch, agency or permanent establishment in, or being resident in such jurisdiction but excluding any such connection which arises solely as a result of such Lender or the Administrative Agent having executed, performed its obligations under or received payment under any of the Credit Documents or otherwise only by virtue of the Credit Documents;

(iii) a sale, assignment or transfer for which a Guarantor is not responsible; or

(iv) the failure of such Lender or the Administrative Agent to comply with Section 2.7(e) for which a Guarantor is not responsible pursuant to Section 2.7(c).

“Executive Order” has the meaning set forth in Section 4.16.

“Fee Letters” means the Borrower’s Fee Letter(s) and the Guarantors’ Fee Letter.

“GAAP” means, with respect to either Guarantor either (i) generally accepted accounting principles in Brazil, consistently applied or (ii) IFRS.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or municipality, or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Guarantor Event of Default” means any Event of Default set forth in Sections 6.2 through 6.11.

“Guarantors” means VID and VCimentos.

“Guarantors’ Fee Letter” means the letter agreement dated as of the date hereof among the Guarantors, the Administrative Agent and the Sole Lead Arranger.

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, together with its pronouncements thereon from time to time, applied on a consistent basis.

“Lender” means each financial institution listed on Schedule I, as well as any other financial institution that becomes a “Lender” hereunder pursuant to Section 7.3 and Section 10.3 of any Relevant Credit Agreement.

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“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Loan” means, with respect to any Lender, any Loan made by such Lender pursuant to a Relevant Credit Agreement on a Borrowing Date, and “Loans” means any Loans made by any Lender or by all the Lenders, as the context requires.

“Majority Lenders” means, at any time of determination, Lenders having more than 50% of the aggregate principal amount of the Loans then-outstanding or, if no Loans are outstanding, more than 50% of the aggregate amount of the Commitments.

“Material Adverse Effect” means a material adverse effect on: (a) the consolidated business, condition (financial or otherwise), operations, performance or Properties of VID and its Subsidiaries, taken as a whole, (b) the ability of either Guarantor to perform its respective obligations under any Credit Document to which it is a party or (c) the rights and/or remedies of the Administrative Agent, the Sole Lead Arranger or any Lender hereunder or under any other Credit Document to which it is a party (it being understood that whether or not something has a material adverse effect shall take into account (to the extent relevant) any insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims).

“Notice of Borrowing” has the meaning set forth in Section 2.2.

“Obligations” means, without duplication, all amounts owing to the Sole Lead Arranger, the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“OECD Country” means, at any time, any nation that is a member of the Organization of Economic Cooperation and Development at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, with regard to either Guarantor, its estatuto social, by-laws or other similar document.

“Patriot Act” has the meaning set forth in Section 7.11.

“Permitted Holders” mean (i) any of Mr. Antonio Ermírio de Moraes, Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (ii) any Affiliate of any of the foregoing and (iii) any corporation, partnership, joint venture, association, trust, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i) or (ii) hereof is a shareholder, partner, beneficiary, member or party.

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“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Process Agent” has the meaning set forth in Section 7.5(b).

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Register” has the meaning set forth in Section 7.3(e).

“Relevant Credit Agreement” means, in relation to any Loan, the Credit Agreement under which such Loan is made or to be made.

“Relevant Share” means, with respect to any Lender, an amount equal to the Loans requested to be borrowed by a Borrower as indicated in the Notice of Borrowing multiplied by the amount of such Lender’s Commitment divided by the aggregate amount of all Commitments of all Lenders.

“Securitization Transaction” means a transaction in which either Guarantor or Designated Subsidiary sells or transfers an interest in receivables (and/or any rights arising under the documentation governing or relating to such receivables covered by such transaction, any proceeds of receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such receivables or other assets.

“Sole Lead Arranger” means HSBC Securities (USA) Inc.

“Taxes” means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto or with respect to the non-payment thereof, now or hereafter imposed, assessed, levied or collected by any authority, on or in respect of any Credit Document, or any payment under any Credit Document, or the recording, registration, notarization or other formalization of any Credit Document; provided that Taxes shall not include any Excluded Taxes.

“VCimentos” has the meaning set forth in the preamble.

“VID” has the meaning set forth in the preamble.

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

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1.2. Principles of Construction. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any Credit Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in this Agreement or to any Relevant Credit Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement or to any Relevant Credit Agreement in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Article, Section and subsection headings herein and in any Credit Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Agreement.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

2.1. The Commitment. (a) Subject to the terms and conditions of this Agreement and any Relevant Credit Agreement and relying upon the representations and warranties in this Agreement and any Relevant Credit Agreement, each Lender agrees, severally and not jointly, to execute one or more Relevant Credit Agreements pursuant to which each agrees to make available a Loan to the applicable Borrower on a Borrowing Date for such Loan, in U.S. Dollars, each in the amount of such Lender’s Relevant Share of the requested Borrowing, on a Business Day and on or before the last day of the Availability Period in an aggregate principal amount up to and including, but not to exceed, as to each such Lender, the aggregate principal amount of such Lender’s Commitment.

(b) Amounts repaid or prepaid by or on behalf of a Borrower in respect of the Loans may not be reborrowed and any amount of the Commitments not borrowed at the end of the Availability Period shall be canceled. The aggregate principal amount of each Borrowing shall not be less than U.S.$5,000,000.

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2.2. Notice of Borrowing. The Guarantors, on behalf of a Borrower, may request a Borrowing by giving the Administrative Agent prior written notice thereof, substantially in the form of Exhibit B (each, a “Notice of Borrowing”), not later than 11:00 a.m. (New York time) at least three (3) Business Days before the proposed Borrowing Date. Each Notice of Borrowing shall be irrevocable and shall be given by the Guarantors, on behalf of a Borrower, and appropriately completed to specify (i) the proposed use of the proceeds of such Loans, (ii) the aggregate principal amount of Loans to be made pursuant to such Borrowing, (iii) the Borrower of such Borrowing and (iv) the date of such Borrowing (which shall be a Business Day within the Availability Period). If a Notice of Borrowing is received by the Administrative Agent after 1:00 p.m. (New York time), it shall be deemed to be received on the next succeeding Business Day. The Administrative Agent shall promptly give each Lender notice of the proposed Borrowing, of such Lender’s Relevant Share thereof and of the other matters specified in such Notice of Borrowing.

2.3. Termination or Reduction of Commitments. The Commitments shall terminate on the last day of the Availability Period; provided that the Guarantors shall have the right, without premium or penalty, to terminate or partially reduce the Commitments, upon at least three (3) Business Days’ prior written notice of the Guarantors to the Administrative Agent; provided that (i) any such termination or partial reduction shall apply on a pro rata basis and permanently reduce each Lender’s Commitment and (ii) such notice shall specify the aggregate amount of the Commitments being terminated or reduced. Any reduction of the Commitments pursuant to this Section 2.3 shall be irrevocable.

2.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made without deduction (except for any Taxes that may be deducted, in which case additional amounts shall be paid by the Borrower in accordance with Section 2.7), setoff, counterclaim or other defense to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (New York time) on the date when due (and any payments received after such time shall be deemed received on the next succeeding Business Day) and shall be made in Dollars in immediately available funds, to the Administrative Agent’s Account at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided, however, that if there are no succeeding Business Days in such calendar month or if the due date is not a Business Day, such payment shall be due on the next preceding Business Day. Any payment made to the Administrative Agent in accordance with this Section 2.4 for account of a Lender or Lenders shall be deemed to have been a payment made directly to such Lender or Lenders solely for the purpose of evidencing satisfaction of the payment obligation by the Guarantors hereunder.

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2.5. Payments Pro Rata. The Administrative Agent agrees that promptly after its receipt of each payment or prepayment from or on behalf of the Guarantors in respect of any Obligations hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received (other than payments made pursuant to Section 2.7 hereof, which shall be distributed pro rata based upon claims made by the Lenders under such Section).

2.6. Set-Off; Sharing of Payments; Reinstatement.

(a) Without limiting any of the obligations of the Guarantors or the rights of any Lender, the Sole Lead Arranger or the Administrative Agent under the Credit Documents, if either Guarantor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any other Credit Document, then (to the extent not in violation of Applicable Law) each Lender, the Sole Lead Arranger or the Administrative Agent may, without prior notice to the Guarantors (which notice is expressly waived by it to the fullest extent permitted by Applicable Law), set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) then held or any other Debt owing by such Lender, the Sole Lead Arranger or the Administrative Agent (in each case, including any branch or agency thereof) to or for the credit or account of each Guarantor. Each Lender shall promptly provide notice of any such set-off by it to such Guarantor, as applicable, and the Administrative Agent; provided that failure by such Lender, the Sole Lead Arranger or the Administrative Agent to provide such notice shall not give such Guarantor any cause of action or right to damages or affect the validity of such set-off and application.

(b) Each of the Lenders agrees that, if it should receive any amount in payment of any Obligations owing to it under the Credit Documents (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, or amounts due under the Credit Documents, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders in respect of which such excess payment was applicable an interest in the Obligations of the Guarantors to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Nothing contained in this Section shall require any Lender, the Sole Lead Arranger or the Administrative Agent to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of the Guarantors.

(d) If a Guarantor (or any Person on its behalf) makes a payment to the Administrative Agent, or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender in its discretion) to be repaid to the Guarantor (or such Person), a trustee, síndico, receiver or any other Person in connection with any insolvency proceeding or otherwise, then: (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) if applicable, each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

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2.7. Taxes. (a) Unless otherwise required by Applicable Law, all amounts payable under the Credit Documents by the Guarantors or any Lender to or for the account of the Administrative Agent or any other Lender, including amounts payable under clauses (b) and (c), shall be made free and clear of and without reduction or liability for or on account of any Taxes.

(b) The Guarantors shall indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Lender may incur at any time arising out of the transactions contemplated under the Credit Documents or in connection with any failure of any Person to make any payment of Taxes under clause (c) when due.

(c) If any Person (including any Guarantor) making a payment under the Credit Documents on behalf of either Guarantor or the Administrative Agent shall be required by Applicable Law or otherwise to deduct or withhold any Taxes from any amounts payable to the Administrative Agent or any Lender on, under or in respect of the Credit Documents, then (i) such Person shall deduct or withhold and pay such Taxes in accordance with such Applicable Law or otherwise and (ii) the Guarantors shall promptly (and, in any event, within five (5) Business Days after the Administrative agent or a Lender has given notice to the Guarantor of the application of such Taxes) pay the Administrative Agent (on behalf of the Lender entitled to such amount) such additional amounts as may be required, after the deduction or withholding of such Taxes (including any Taxes on any such additional amounts), to enable such Lender or the Administrative Agent to receive on the due date thereof an amount equal to the full amount stated to be payable to such Lender or the Administrative Agent under the Credit Documents; provided, however, that the Guarantors shall not be required to increase any such amounts payable to the Administrative Agent or any Lender if the Administrative Agent or such Lender fails to comply with the requirements of clause (e).

(d) Except to the extent prohibited by Applicable Law, the Guarantors shall furnish to the Administrative Agent, upon the written request of any Lender (through the Administrative Agent), together with certified copies for distribution to each Lender requesting the same, original official tax receipts (if available or, if not, a certified copy thereof if available) in respect of each payment of Taxes required under this Section, as soon as is reasonably practical after the date that such payment is made, and shall promptly furnish to the Administrative Agent at its written request or at the written request of any Lender (through the

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Administrative Agent) any other information, documents and receipts that the Administrative Agent or such Lender may reasonably request to establish that full and timely payment has been made of all Taxes with respect to which indemnification is required to be paid under this Section to the Administrative Agent or such Lender.

(e) The Administrative Agent or Lender that is entitled under Applicable Law to an exemption from or reduction of withholding tax with respect to any payments made by (or on behalf of) any Guarantor pursuant to this Agreement agrees (or shall be deemed to have agreed) to comply with any certification, identification, information, documentation or other reporting requirement if: (i) such compliance is required by Applicable Law as a precondition to such exemption or reduction and (ii) at least thirty (30) days before the first date with respect to which such Guarantor shall apply this paragraph with respect to such requirement, such Guarantor shall have notified the Administrative Agent or the relevant Lender that the Administrative Agent or such Lender will be required to comply with such requirement; provided that compliance with any such requirement shall not apply to the extent that it would require disclosure by the Administrative Agent or any Lender of information that the Administrative Agent or such Lender in good faith considers to be confidential or otherwise materially disadvantageous to disclose or would expose the Administrative Agent or such Lender to any unindemnified cost, risk or expense, or be disadvantageous to it.

(f) Any Lender or the Administrative Agent that becomes entitled to the payment of additional amounts pursuant to clause (c) shall use reasonable efforts (consistent with Applicable Law) to file any document reasonably requested by the relevant Guarantor or, if a Lender, to change the jurisdiction of its Lending Office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the good faith determination of the Administrative Agent or such Lender, be disadvantageous to it.

(g) If any Guarantor reasonably determines that any Taxes as to which it made a payment of additional amounts to the Administrative Agent or a Lender pursuant to clause (c) were erroneously assessed, then such Guarantor may notify the Administrative Agent or such Lender of its determination thereof (along with a detailed description of the reason why such Guarantor believes that such Taxes were erroneously assessed) and request that the Administrative Agent or such Lender refund to such Guarantor the amount of such additional amounts. Upon its receipt of any such notice, and if the Administrative Agent or such Lender determines (in good faith) that such Guarantor’s determination with respect to such matter is correct, then the Administrative Agent or such Lender shall (at the request and expense of such Guarantor): (i) refund to such Guarantor such amounts (without any interest thereon) that have been actually received by the Administrative Agent or such Lender and/or (ii) reasonably cooperate with such Guarantor in seeking a refund from the appropriate Governmental Authority of any such Taxes erroneously assessed by, and paid to, such Governmental Authority.

(h) The Guarantors agree to pay all present and future stamp, court or documentary taxes and any other Taxes, excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by any taxing authority that arise from any payment made by (or on behalf of) any Guarantor under any of the Credit Documents, from the execution, delivery, enforcement or registration of any of the Credit Documents or from any filing, registration or recording contemplated by any of the Credit Documents, or otherwise in connection with any of the Credit Documents.

(i) If the Administrative Agent or any Lender receives any refund with respect to Taxes for which the Guarantors have paid any additional amounts or indemnified amounts pursuant to this Section 2.7, then the Administrative Agent or such Lender shall promptly pay to the Guarantors the portion of the sum of such refund and any interest received with respect thereto as the Administrative Agent or such Lender determines, in its sole, good faith judgment, will leave it, after such payment, in no better or worse financial position than it would have been absent the imposition of such Taxes and the payment of such additional amounts or indemnified amounts pursuant to this Section 2.7; provided, however, that the Guarantors agree to promptly return any amount paid to the Guarantors pursuant to this Section 2.7(i) upon notice from the Administrative Agent or such Lender that such refund or any portion thereof is required to be repaid to the relevant Governmental Authority. Neither the Administrative Agent nor any Lender shall be obligated to disclose its tax return or any other information regarding its tax affairs or computations to the Guarantors in connection with this Section 2.7(i) or any other provision of this Section 2.7.

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2.8. Mitigation. If an event or circumstance occurs that would entitle a Lender to exercise any of the rights and benefits afforded by Section 2.7, then, without in any way limiting, reducing or otherwise qualifying the rights of such Lender or the obligations of the Guarantors under the Credit Documents, such Lender shall promptly upon becoming aware of such circumstances take steps as may be reasonably available to it (including a change of location of its lending office) to mitigate the effects of such event or circumstance, provided, however, that such Lender shall be under no obligation to take any step that, in its reasonable discretion, would (i) result in its incurring additional costs or taxes or (ii) violate Applicable Law or otherwise be disadvantageous to such Lender.

2.9. Voluntary Prepayments. (a) The Guarantors may prepay all or a portion of the Loans at any time following a Borrowing Date, either through an assignment of all or a portion of the Loans in accordance with Section 2.9(b) or as a direct prepayment of all or a portion of the Loans to the Lenders, which prepayment shall in each case be made together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 3.4 of the Relevant Credit Agreement pursuant to which such prepayment relates) but without premium or penalty (subject to Section 3.4 of the Relevant Credit Agreement pursuant to which such prepayment relates); provided that: (i) the Guarantors shall give the Administrative Agent at least five (5) Business Days’ notice of each such prepayment; (ii) each such notice of prepayment shall specify the amount being prepaid, the date of such prepayment and the Relevant Credit Agreement to which such prepayment relates; (iii) each partial prepayment shall be in the aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof; and (iv) in the case of a notice of prepayment by assignment in accordance with this Section 2.9, such notice of prepayment shall specify the name of the applicable Eligible Assignee(s) (it being understood that, notwithstanding any other provision of this Agreement, for the purposes of any assignment of Loans pursuant to this Section 2.9, an Eligible Assignee may be an Affiliate of either Guarantor or the applicable Borrower, in which case such Eligible Assignee will not have any right to vote for any purposes hereunder). Amounts that are prepaid may not be reborrowed by the applicable Borrower.

(b) At the request of the Guarantors, any optional prepayment may be made through an assignment of all or a portion of the Loans elected by the Guarantors to be prepaid to one or more Eligible Assignee(s) designated by the Guarantors in the notice of prepayment; provided that: (i) each such assignment for a portion of such Loans elected by the Guarantors to be prepaid shall be pro rata among all the Lenders; and (ii) such Eligible Assignee (including either Guarantor’s or the applicable Borrower’s Affiliate) will not become a party to this Agreement or any Credit Document and the Loans assigned to it will simultaneously be documented as a separate and independent facility. Such assignment shall be subject to each Lender’s receipt of (x) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations, including, without limitation, Anti-Terrorism Laws that such Lender requires in connection with such assignment, and such Lender shall not be prohibited from making such assignment to such Eligible Assignee in accordance with such laws, rules and regulations, and (y) all fees and expenses incurred by such Lender in connection with an assignment made pursuant to this Section 2.9.

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ARTICLE III

CONDITIONS PRECEDENT

The obligation of the Lenders to execute the initial Relevant Credit Agreement is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents (such date, as promptly notified by the Administrative Agent to the Guarantors, the “Backstop Effective Date”); provided, however, that a Borrowing shall not occur, and no Loan will be made, under a Relevant Credit Agreement until each of the conditions precedent set forth in Article IV of a Relevant Credit Agreement have been satisfied or waived in accordance with the terms of such Relevant Credit Agreement.

3.1. Execution of Agreement. Each party hereto shall have duly executed this Agreement (whether the same or different counterparts) and shall have duly delivered the same to the Administrative Agent.

3.2. Officers’ Certificates. The Administrative Agent shall have received a certificate from each of the Guarantors, dated the date hereof, signed by an authorized officer of each Guarantor, substantially in the form of Exhibit C, as applicable, as to the matters set forth therein, including without limitation, as to the authority, incumbency and specimen signatures of the persons who have executed this Agreement and any other documents in connection herewith on its behalf, together with copies of the constituent documents of such Guarantor and the board resolutions or comparable corporate approvals and Governmental Approvals (or certifying in such officer’s certificates that no such Governmental Approvals are required) for the execution and delivery of this Agreement.

3.3. Opinions of Counsel. The Administrative Agent shall have received opinions addressed to the Administrative Agent and each of the Lenders and dated on or about the date hereof, from (i) the Guarantors’ in-house counsel in Brazil, (ii) Pinheiro Neto Advogados, the Lenders’ and Administrative Agent’s counsel in Brazil and (iii) White & Case LLP, the Guarantors’ counsel in New York, in each case, addressing such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

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3.4. Approvals. All necessary Governmental Approvals in connection with the due execution, delivery and performance by each of the Guarantors of this Agreement and for the legality, validity or enforceability of this Agreement have been obtained and are in full force and effect, except as described in Section 4.3.

3.5. Financial Statements. The Administrative Agent and the Lenders shall have received copies of the audited consolidated balance sheet of each Guarantor as of December 31, 2011, and the related statements of income and cash flows for the fiscal year ending on that date, all in accordance with GAAP.

3.6. Process Agent Consent Letter. The Administrative Agent shall have received a letter from the Process Agent, indicating its consent to its appointment by each Guarantor as its agent to receive service of process as specified in Section 7.5, in form and substance reasonably satisfactory to the Administrative Agent.

3.7. Fees, Etc. The Guarantors (a) shall have paid such fees as have been agreed to in writing pursuant to the Guarantors’ Fee Letter or hereunder, and (b) shall have paid or reimbursed in full, without duplication, to the Sole Lead Arranger, the Administrative Agent and the Lenders all fees, costs and expenses (including, without limitation, all reasonable and invoiced legal fees and duly documented reasonable expenses of the Administrative Agent) payable to the Sole Lead Arranger, the Administrative Agent and the Lenders, as applicable, to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Sole Lead Arranger, the Administrative Agent or the Lenders, as the case may be.

3.8. Representations and Warranties. The representations and warranties of the Guarantors contained in Article IV shall be true and correct in all material respects on and as of the date hereof and as of the Backstop Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

The Administrative Agent shall promptly notify (in writing) the Guarantors of the occurrence of the Backstop Effective Date. All of the instruments, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts for each of the Lenders and, unless otherwise specified, shall be in form and substance reasonably satisfactory to the Administrative Agent.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to execute each relevant Credit Agreement and make the Loans under such Relevant Credit Agreement, each Guarantor, jointly and severally, makes the following representations and warranties as set forth below as of the date hereof and as of the Backstop Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date):

4.1. Power and Authority. Each of the Guarantors: (a) is a sociedade anônima duly organized and validly existing under the laws of Brazil, (b) has all requisite corporate power and has all material Governmental Approvals, necessary to own or lease its Properties and assets and carry on its business as now being or as proposed to be conducted and to do all things necessary or appropriate in respect of its business, except where failure to have such Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (c) is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the ownership, leasing or operation of its property or the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (d) has full corporate power, authority and legal right to make, execute, deliver and perform its obligations under each of the Credit Documents to which it is a party, and (e) has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by it of each Credit Document to which it is a party that has been executed and delivered as of each date this representation and warranty is made.

4.2. No Violation. The execution, delivery and performance by each Guarantor of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not contravene: (i) its Organizational Documents, (ii) any Applicable Law, judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (iii) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or result in the creation of any Lien on any of its Property. No provision of any Applicable Law imposes material adverse conditions upon the Credit Documents or either Guarantor’s obligations thereunder. Each Guarantor is in compliance with all of its obligations under all of its material Debt agreements or instruments.

4.3. No Additional Authorization Required. All Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals and/or consents, required for the due execution, delivery and performance by each of the Guarantors of the Credit Documents to which it is a party and for the legality, validity or enforceability of the Credit Documents have been obtained and are in full force and effect and true copies thereof, if any, have been provided to the Administrative Agent, except as described in Section 4.10 and in relation to the remittance of any funds due hereunder from the Guarantors which is subject to the presentation to a Brazilian bank authorized to deal in the exchange market of the documentation required by Circular No. 3.280 issued by the Central Bank of Brazil on March 9, 2005, as amended from time to time, in order for the Guarantors to make any remittance from Brazil in U.S. dollars to make payments hereunder.

4.4. Legal Effect. This Agreement and each other Credit Document to which it is a party have been duly executed and delivered by each Guarantor, and are legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms, in each case, except as such enforcement may be limited by applicable bankruptcy,

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insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Credit Documents to which it is a party, except as described in Section 4.10.

4.5. Financial Statements. The financial statements of each Guarantor delivered pursuant to Section 3.5 are complete and correct and fairly present in all material respects the financial condition of such Guarantor, as at December 31, 2011 and the results of its operations for the fiscal year ending on such date, all in accordance with GAAP, and neither Guarantor nor any of its consolidated Subsidiaries has any material contingent liabilities or material unusual forward or long-term commitments not disclosed therein. Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.6. No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the knowledge of either Guarantor, threatened against either Guarantor by or before any arbitrator or Governmental Authority that: (a) in the aggregate, has had or, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity, binding effect or enforceability of any of the Credit Documents to which they are a party or the transactions contemplated hereby.

4.7. Commercial Activity; Absence of Immunity. Each of the Guarantors is subject to civil and commercial law with respect to its obligations under the Credit Documents to which it is a party, and the making and performance by it of such Credit Documents constitute private and commercial acts rather than public or governmental acts. None of the Guarantors nor any of their respective Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Credit Documents.

4.8. Ownership of the Borrowers. As of the date hereof, each of the Guarantors, directly or indirectly, owns approximately 21% of the Voting Stock of each the Borrowers, except for Votorantim Europe, S.L.U., of which VCimentos directly owns 100% of the Voting Stock.

4.9. Taxes. Each of the Guarantors has filed all material tax returns required to be filed by it (taking into account any applicable extensions) and has paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings or would not reasonably be expected to have a Material Adverse Effect.

4.10. Legal Form. Each of the Credit Documents to which it is a party is (or upon its coming into existence will be) in proper legal form under its governing law for the enforcement thereof against the parties thereto; provided that for the admissibility in evidence of any Credit Document to which it is a party before Brazilian courts: (a) the signatures of the parties signing such document outside Brazil must be notarized by a notary public qualified as such under the

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laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate; and (b) such document must be translated into Portuguese by a public sworn translator and with the appropriate Registry of Deeds and Documents having jurisdiction over the place of the registered head office of each of the Guarantors. Subject to the preceding sentence and as of the date hereof, all formalities required in Brazil for the validity and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of each such Credit Document have been accomplished, and no fees or Taxes are required to be paid for the validity and enforceability thereof except, in the case of enforcing any such Credit Document in Brazil, the litigating party (plaintiff) will have to post security or a performance bond to secure the costs of the proceeding and the fees of the opposite party’s (defendant) lawyer as required by Article 835 of the Brazilian Civil Procedure.

4.11. Compliance. Except to the extent that any non-compliance (individually or in the aggregate) is not reasonably likely to have a Material Adverse Effect, each Guarantor is in compliance with its Organizational Documents and all Applicable Laws (including Environmental Laws), Governmental Approvals and contractual obligations applicable to it.

4.12. Solvency. Each Guarantor is not insolvent as defined under any Applicable Law nor, after giving effect to the consummation of the transactions contemplated in the Credit Documents, will either Guarantor be rendered insolvent by the execution and delivery of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. Neither Guarantor is engaged in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration its obligations incurred hereunder and under the other Credit Documents to which it is a party.

4.13. Investment Company Act. Neither Guarantor is required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Neither the borrowing of any Loans nor the application of the proceeds or repayment thereof by the applicable Borrower, nor the consummation of the other transactions contemplated by the Credit Documents will violate any provision of the 1940 Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder.

4.14. Availability and Transfer of Foreign Currency. Except as set forth in Section 4.3, each of the Guarantors has obtained all foreign exchange control approvals or other authorizations by the government of Brazil, or any Governmental Authority thereof as are required to assure the availability of Dollars to enable such Guarantor to perform all of its obligations under each Credit Document to which it is a party in accordance with the terms thereof. Except as set forth in Section 4.3, there are no restrictions or requirements currently in effect which limit the availability or transfer of foreign exchange for the purpose of the performance by either such Guarantor of its respective obligations under this Agreement or any other Credit Document to which such Guarantor is a party.

4.15. No Default. No Default or Event of Default exists.

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4.16. Anti-Terrorism Laws and Anti-Corruption Laws. (a) Neither Guarantor nor any of its Affiliates is in violation of any laws relating to (i) terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), and the International Emergency Economic Powers Act (50 U.S.C. §1701-1707); and/or (ii) corruption (“Anti-Corruption Laws”), including the Foreign Corrupt Practices Act of the United States of America (15 U.S.C. §78dd-1 and 2) (“FCPA”).

(b) Neither Guarantor nor any of its Affiliates acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by OFAC or any list of Persons issued by OFAC pursuant to the Executive Order at its official website or any replacement website or other replacement official publication of such list (collectively, the “OFAC Lists”).

(c) Neither Guarantor nor, to the knowledge of the Guarantors, any of its Affiliates acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

4.17. Ownership of Property; Liens. Each of the Guarantors has good record and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.18. Environmental Compliance. Each of the Guarantors conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective

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businesses, operations and properties, and as a result thereof each of the Guarantors has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.19. Insurance. The properties of each of the Guarantors are insured with financially sound and reputable insurance companies not Affiliates of either Guarantor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each of the Guarantors operates.

ARTICLE V

COVENANTS

Each of the Guarantors covenants and agrees that for so long as this Agreement is in effect and the Obligations have not been paid in full, it will comply with each of the following:

5.1. Corporate Existence; Inspection; Books and Records. (a) Except to the extent permitted otherwise by Section 5.8, each of the Guarantors shall preserve and maintain its legal existence and, except to the extent that the failure to do so (in the aggregate) would not reasonably be expected to have a Material Adverse Effect, obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises necessary for the maintenance of its corporate existence.

(b) At least once per calendar year, and at any other time during the existence of any Default or Event of Default, each of the Guarantors shall permit representatives of the Administrative Agent, during normal business hours, at the cost and expense of such Guarantor during any Default or Event of Default and (except during the existence of a Default or Event of Default) following at least five Business Days’ notice, to examine, copy and make extracts from its books and records, to inspect any of its Property and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent; provided that visitations shall be limited to the information necessary to evaluate the Guarantors’ ability to perform their respective obligations under the Credit Documents, and the Administrative Agent shall treat any such information as confidential information subject to Section 7.10 of this Agreement.

(c) Each of the Guarantors shall: (i) engage internationally recognized independent accountants to audit its financial statements; and (ii) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities in accordance with applicable GAAP.

(d) Neither Guarantor shall amend, modify or otherwise change its estatutos social, by-laws or other similar documents in any way that would materially adversely affect the Administrative Agent or any Lender without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Majority Lenders.

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5.2. Compliance; Insurance. Each of the Guarantors shall: (i) comply with the requirements of all Applicable Laws (including all Environmental Laws) and orders of any Governmental Authority and with all material contractual obligations applicable to it, in each case to the extent that the failure to comply therewith could (in the aggregate) reasonably be expected to have a Material Adverse Effect, except where (and for so long as) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, (ii) timely file all required tax returns required to be filed by it and pay and discharge at or before maturity all of its material obligations (including tax liabilities, except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by applicable GAAP or where the failure to pay or discharge such obligations or liabilities could not (in the aggregate) reasonably be expected to have a Material Adverse Effect) and (iii) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and keep such Property insured in accordance with customary industry standards in the jurisdiction in which it operates, except in each case of the foregoing to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.3. Governmental Approvals. Each of the Guarantors shall maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Credit Documents, and the due performance of all of its obligations, and the exercise of all of its rights, hereunder or thereunder.

5.4. Reporting Requirements. Each of the Guarantors shall provide to the Administrative Agent (who shall promptly distribute to the Lenders); provided that notwithstanding Section 7.2 of this Agreement, items pursuant to clauses (a) through (c) below may be provided in electronic form reasonably acceptable to the Administrative Agent, in which case the Administrative Agent shall not be obligated to retain a hard copy of such document:

(a) as soon as available and in any event (i) within one hundred fifty (150) days after the last day of each fiscal year of each Guarantor, annual audited consolidated financial statements of each Guarantor, with the opinion thereon of internationally recognized independent public accountants, (ii) within ninety (90) days after the end of the six-month period ending June 30th, semi-annual unaudited consolidated financial statements of each Guarantor, as at and for the six-month period ending on June 30th and (iii) within ninety (90) days after the end of each fiscal quarter ending March 31 and September 30, quarterly unaudited consolidated financial statements of each Guarantor, as at and for each such fiscal quarter then ending, all of the above prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Guarantors to the Lenders);

(b) within five (5) Business Days after either Guarantor obtains knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer (or more senior officer) thereof setting forth the details thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto;

(c) promptly (and, in any event, within five (5) Business Days) after either Guarantor’s knowledge thereof, notice of any litigation, claim, investigation, arbitration, other proceeding or controversy pending or, to its knowledge, threatened involving or affecting such Guarantor: (i) that could reasonably be expected to have a Material Adverse Effect; or (ii) relating to any of the Credit Documents;

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(d) promptly (and, in any event, within five (5) Business Days) after either Guarantor’s knowledge thereof, notice of any other event or development that could reasonably be expected to have a Material Adverse Effect; and

(e) from time to time, such other information with respect to the Guarantors, the Credit Documents and/or the transactions contemplated hereby or thereby as any Lender (through the Administrative Agent) or the Administrative Agent may reasonably request.

5.5. Ranking; Priority. Each of the Guarantors shall promptly take all actions as may be necessary to ensure that its obligations under the Credit Documents will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu with all of its other present and future unsubordinated Debt thereof; it being understood that such other Debt or other obligations may be secured by Liens permitted by Section 5.6 (and, as such, may have a prior claim to the Properties subject to such Liens).

5.6. Negative Pledge. Neither Guarantor shall create, assume or suffer to exist (and the Guarantors shall not permit any Designated Subsidiary to create, assume or suffer to exist), any Lien on any of its other Property to secure any Debt, whether now owned or hereafter acquired by it, except:

(a) any Lien on the inventory or receivables and related assets (other than those described in clause (c) below) of either Guarantor or any Designated Subsidiary securing obligations:

(i) under any short term lines of credit, entered into in the normal course of business; or

(ii) under any working capital facility;

(b) Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fees and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the date hereof; provided that (a) the aggregate principal amount of Debt secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and (c) other than any unimproved real property on which the property so constructed, or the improvement, is located shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property; and provided, further, that to the extent that the property or asset acquired is Capital Stock, and subject to the limitations in clause (c) above, the Lien also may encumber other property or assets of the Person so acquired, and provided, further, that any Lien is permitted to be incurred on the Capital Stock of any Person securing any Debt of that Person that is (i) non-recourse to either Guarantor and (ii) incurred solely for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

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(c) Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in connection with any Securitization Transaction provided that the aggregate amount of any receivables permitted pursuant to this Section 5.6(c) securing Debt shall not exceed: (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(d) Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other federal, regional or state Brazilian governmental development bank or credit agency, or (ii) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(e) Liens existing on the date hereof;

(f) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(g) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(h) Liens securing Debt or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(i) Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(j) Liens securing obligations under hedging agreements not for speculative purposes;

(k) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (b), (d), (e), (f) or (g) above; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(l) any Lien that does not fall within clauses (a) through (k) above and that secures Debt which, exclusive of Debt secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 15% of Consolidated Net Tangible Assets.

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5.7. Further Assurances. Each of the Guarantors shall do and perform, from time to time, any and all acts (and execute any and all documents) as may be necessary or as reasonably requested by the Administrative Agent in order to effect the purposes of the Credit Documents.

5.8. Merger, Etc. None of the Guarantors shall enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property; provided that it may merge or consolidate with or into, or sell or transfer all or substantially all of its Property to, any other Person that is (1) organized in an OECD Country (or, if not an OECD Country, such Guarantor’s current jurisdiction of organization) or (2) rated at least BBB- and not organized in a jurisdiction with which dealings are generally prohibited by the laws of the United States or resolution of the United Nations, if, immediately after giving effect thereto:

(a) (i) with respect to any merger or consolidation, it is the surviving Person or, if not, the surviving Person has validly assumed its obligations under the Credit Documents, or (ii) with respect to a sale, transfer, lease or other disposition of all or substantially all of its Properties, the Person to whom the Property has been sold, transferred, leased or otherwise disposed has validly assumed in a manner reasonably satisfactory to the Administrative Agent all obligations under the Credit Documents to which the transferor is a party (which assumption may constitute a novation of such obligations under Applicable Law); provided that, with respect to both clauses (i) and (ii), VID owns, directly or indirectly, a majority of the Voting Stock of the surviving Person (if not VID) or has the power to direct or cause the direction of the management and policies of such surviving Person (if not VID);

(b) no Default or Event of Default exists or would exist immediately after such merger, consolidation, sale, transfer, lease or other disposition;

(c) the Administrative Agent shall have received any other opinions and other documents or evidence as it (or the Majority Lenders) may reasonably request in connection therewith; and

(d) to the extent reasonably requested by the Administrative Agent or the Majority Lenders, the Credit Documents shall have been amended (or amended and restated) to reflect such merger, consolidation, sale, transfer, lease or other disposition;

ARTICLE VI

EVENTS OF DEFAULT

Each of the events listed in Sections 6.1 through 6.10 is herein called an “Event of Default”:

6.1. Relevant Credit Agreement. An Event of Default shall occur and be continuing under any Relevant Credit Agreement;

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6.2. Representations. Any representation, warranty or certification made or deemed made herein by either Guarantor shall prove to have been inaccurate in any material respect as of the date hereof or any Borrowing Date;

6.3. Covenants. Either Guarantor shall default (i) in the observance or performance of any of its obligations under any of Sections 5.4(c), 5.4(d), 5.6 or 5.8 or (ii) either Guarantor shall default for a period of thirty (30) days or more, after receiving notice from the Administrative Agent or any Lender in the observance or performance of any of its other obligations under this Agreement or any other Credit Document;

6.4. Default Under Other Agreements. (i) Failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest or other amounts, due under the terms of any instrument evidencing Debt of either Guarantor or any Designated Subsidiary or (ii) any such Debt of either Guarantor or any Designated Subsidiary becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that, the amount of any instruments evidencing such Debt in subclause (i) or (ii), individually or in the aggregate, equals U.S.$100,000,000 or more (or its equivalent in other currency or currencies);

6.5. Voluntary Bankruptcy. Either Guarantor or any Designated Subsidiary shall: (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of itself or of all or any substantial part of its Property; (iii) make a general assignment for the benefit of its creditors; (iv) file a petition seeking to take advantage of any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts; or (v) take any corporate action for the purpose of effecting any of the foregoing;

6.6. Involuntary Bankruptcy. A proceeding or case shall be commenced against either Guarantor or any Designated Subsidiary, without its application or consent, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of it or of all or any substantial part of its Property; or (iii) similar relief in respect of it under any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution or winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days;

6.7. Judgments, etc. One or more judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle (including any relating to any arbitration) is/are rendered against either Guarantor or any Designated Subsidiary in an amount exceeding U.S.$100,000,000 (or its equivalent in any other currency) in the aggregate and shall remain unsatisfied, undischarged and in effect for a period of sixty (60) or more days without a stay of execution, unless the same is either: (i) adequately bonded or covered by insurance where the

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surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle or (ii) is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against any Property of such Guarantor or Designated Subsidiary;

6.8. Governmental Approval. Any Governmental Approval at any time necessary to enable either Guarantor to comply with any of its obligations under any of the Credit Documents shall be revoked, withdrawn, withheld or otherwise not in full force and effect and is not reinstated to the satisfaction of the Majority Lenders within the earlier of (a) thirty (30) days or (b) prior to the third Business Day before the day in which it shall be required to enable the Guarantors to comply with its obligations under the Credit Documents, or shall be modified or amended in a manner that (in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect;

6.9. Effectiveness. (i) Any Credit Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (ii) performance by either Guarantor of any obligation thereunder shall become unlawful, unless the failure to perform such obligation does not, or would not, have a Material Adverse Effect, (iii) either Guarantor shall so assert in writing, or (iv) the validity or enforceability thereof shall be contested by either Guarantor, and any such default shall continue for a period of twenty (20) days or more, after receiving notice from the Administrative Agent or any Lender; or

6.10. Change in Control. A Change in Control shall occur;

6.11. Remedies upon an Event of Default. (a) If any Guarantor Event of Default exists, then the Administrative Agent shall, upon the request of the Majority Lenders: (A) by notice to the applicable Borrower and the Guarantors, declare: (1) the Commitments to be terminated immediately, whereupon the Commitments shall immediately terminate, and (2) the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the applicable Borrower and the Guarantors under the Credit Documents (including any amounts payable under Section 3.4 of any Relevant Credit Agreement) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Guarantors; and/or (B) exercise any other rights and remedies available at law and in equity; provided that in the case of an Event of Default of the kind referred to in Section 6.5 or 6.6, the Commitments shall automatically terminate and all amounts payable under the Credit Documents shall automatically become immediately due and payable, without any further action by any Person.

(b) If any Borrower Event of Default exists, then the Administrative Agent shall, upon the request of the Majority Lenders: (A) by notice to the applicable Borrower and the Guarantors, declare the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes under the Relevant Credit Agreement that such Borrower Event of Default has occurred and is continuing and all other amounts payable by the applicable Borrower and the Guarantors under such Relevant Credit Agreement and the related Notes (including any amounts payable under Section 3.4 of such Relevant Credit Agreement) to be immediately due and

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payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Guarantors; and/or (B) exercise any other rights and remedies available at law and in equity; provided that in the case of an Event of Default of the kind referred to in Section 8.5 or 8.6 of a Relevant Credit Agreement, all amounts payable under such Relevant Credit Agreement shall automatically become immediately due and payable, without any further action by any Person.

6.12. Application of Funds. After the exercise of remedies provided for in Section 6.11 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 6.11(a) or 6.11(b)) any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of legal counsel to the Administrative Agent) payable to the Sole Lead Arranger and the Administrative Agent in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of legal counsel to the Administrative), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

6.13 Remedies Independent. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the amounts payable at any time hereunder and thereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, each Relevant Credit Agreement and its Note, and it shall not be necessary for any other Lender, the Sole Lead Arranger or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

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ARTICLE VII

MISCELLANEOUS

7.1. Expenses; Indemnity.

(a) Whether or not the transactions contemplated hereby are consummated, each of the Guarantors, jointly and severally, hereby agrees to pay or reimburse from time to time upon request (i) the Administrative Agent for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable and duly documented fees and expenses of legal counsel to the Administrative Agent) in connection with: (A) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments prepared in connection herewith or in anticipation hereof, and (B) the negotiation or preparation of any modification, amendment, supplement or waiver of any of the terms of this Agreement and the other Credit Documents (whether or not consummated) and (ii) the Administrative Agent and each of the Lenders for all of their duly documented out-of-pocket costs and expenses (including the reasonable and duly evidenced fees and expenses of shared legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default. Each of the Guarantors, jointly and severally, further agrees to pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp and other similar taxes with respect to this Agreement and the other Credit Documents, including with respect to its or their enforcement, and save and hold the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lenders, as the case may be) to pay such taxes.

(b) The Guarantors hereby agree, on a joint and several basis, to indemnify the Administrative Agent, each Lender and their respective directors, officers, employees, representatives, attorneys and agents (each an “Indemnified Person”) from, and hold each of them harmless against, any and all losses, liabilities, obligations, penalties, actions, judgments, suits, costs, claims, damages, disbursements or reasonable and documented expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation, arbitration or other proceeding (whether or not the Indemnified Person is a party thereto) (including any threatened investigation, litigation, arbitration or other proceeding) relating to the Credit Documents or the consummation of any transactions contemplated herein or therein, including the reasonable and duly documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, non-appealable judgment by a court of competent jurisdiction). To the extent that any undertaking in this Section may be unenforceable because it violates any Applicable Law or is contrary to public policy, the Guarantors shall contribute the maximum portion that they are permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking. In no event shall any party hereto be liable for punitive, special, indirect or consequential damages in connection with any of the Credit Documents.

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(c) All amounts payable or indemnifiable under this Section shall be immediately due and payable within three (3) Business Days after demand therefor. All amounts paid and costs incurred by any Indemnified Party in respect to any matter payable or indemnifiable under this Section shall, if not so paid or reimbursed by the Guarantors before the date that is thirty (30) days after the date on which the Guarantors were requested to make such payment, be an Event of Default and bear interest from the date of such request at the Default Rate. The provisions of, and the obligations of the Guarantors under, this Section 7.1 shall survive the termination of this Agreement and the repayment of the Loans.

7.2. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for under the Credit Documents shall be in writing (including facsimile communication) and mailed, facsimiled or delivered: if to a Guarantor, the Administrative Agent, the Sole Lead Arranger or any Lender, at its address specified on Schedule II hereto or, as to either Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Guarantors and the Administrative Agent. All such notices and communications shall, when mailed, facsimiled, or sent by overnight courier, be effective when received. A copy of all notices and communications delivered under any Relevant Credit Agreement by the Administrative Agent or any Lender to any Borrower or by any Borrower to the Administrative Agent shall be promptly delivered by the Administrative Agent to the Guarantors; provided that failure by the Administrative Agent to deliver such notice shall in no way impair any right of the Administrative Agent or Lenders or obligation of the Borrowers or the Guarantors under any Credit Document.

7.3. Benefit of Agreement; Assignments and Participations.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither Guarantor may assign or transfer any of its rights, obligations or interest hereunder or under any other Relevant Credit Agreement without the prior written consent of each Lender. HSBC Bank (USA), National Association may at any time assign or participate its Commitment, its Loans or any portion thereof to its Affiliates, provided that until the last day of the Availability Period, any such Affiliate may only assign or participate its Commitments or Loans to its Affiliates; provided further that the Administrative Agent shall notify the Guarantors of any such assignment or participation of a Commitment or Loan hereunder and the name(s) of the assignee or participant.

(b) Following the last day of the Availability Period, each Lender may, in accordance with Applicable Law and this Section, assign its Loan or any portion thereof to any other Person by execution of an Assignment Agreement; provided that:

(i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to U.S.$1,000,000 or an integral multiple of U.S.$500,000 in excess thereof (or, if less, all of such Lender’s remaining Loans),

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(ii) upon each such assignment, the assignor and assignee shall deliver an Assignment Agreement to the Administrative Agent,

(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire,

(iv) the assignment of any Loans pursuant to this Agreement shall also require that an assignment agreement be executed and delivered in respect of such Loans pursuant to the Relevant Credit Agreement relating to such Loans,

(v) each such assignment shall be to an Eligible Assignee (except that such restriction shall not apply to an assignment of a Loan under a Relevant Credit Agreement if during any time following the date that is five (5) Business Days after the Majority Lenders have declared all amounts payable by a Borrower under such Relevant Credit Agreement to be immediately due and payable), and

(vi) so long as no (x) Default hereunder or under the Relevant Credit Agreement for the Loan being assigned, (y) Guarantor Event of Default or (iii) Borrower Event of Default under the Relevant Credit Agreement for the Loan being assigned exists, each Guarantor has consented to such assignment (such consent not to be unreasonably withheld, and to be deemed given if not received or declined within ten (10) Business Days after written request therefor); provided that no such consent shall be required for any assignment by any Lender to its Affiliate or any other Lender.

(c) The Guarantors shall have the right to replace any Lender which does not agree to an amendment or waiver request (each such Lender, a “Non-Consenting Lender”) with an Eligible Assignee designated by the Guarantors. Any replacement of a Lender pursuant to this paragraph shall be (i) made by the Eligible Assignee’s and the Non-Consenting Lender’s entering into an Assignment and Acceptance and by following the procedures in this Section 7.3 for adding a Lender; (ii) shall close within five (5) days after the Administrative Agent’s receipt of a notice of election to replace such Lender from the Guarantors; and (iii) shall only be made upon the Non-Consenting Lender’s being paid in full all principal, interest, and other amounts owed to it as of the effective date of the replacement.

(d) Upon the effective date of the assignment to be effected by an Assignment Agreement and registration thereof in the Register pursuant to Section 7.3(e), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment (or portion thereof) assigned to it and specified in such Assignment Agreement (in addition to the Commitment, if any, theretofore held by such assignee), and the assigning Lender shall, to the extent of such assignment of its Commitment, be released from the Commitment (or portion thereof) so assigned. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assigning or assignee Lender to the Administrative Agent of an assignment fee of U.S.$3,000, the Administrative Agent shall: (A) promptly accept such Assignment Agreement and (B) on the effective date determined pursuant thereto record such assignment in the Register and give notice of such acceptance and recordation to the assigning Lender, its assignee and the Guarantors.

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Notwithstanding anything to the contrary contained herein, no Borrower and neither Guarantor shall be obligated to pay to any Lender any amount under Section 2.7 of this Agreement or Sections 3.1, 3.3, 3.4 or 3.5 of any Relevant Credit Agreement that is greater than the amount that any such Borrower or the Guarantors would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made: (1) the circumstances giving rise to such greater payments did not exist or (2) the Guarantors consent to such greater obligation. Notwithstanding the foregoing, no such assignment shall be allowed if the assignor thereof (if it is assigning less than all of its Loans) would, after such assignment, have less than U.S.$1,000,000 in Loans (such amount to be reduced on a pro rata basis upon the receipt of any payment of principal on the Loans) or Commitments. Any assignment in contravention of the provisions of this paragraph shall be null and void ab initio.

(e) The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Guarantors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the Relevant Credit Agreement, notwithstanding notice to the contrary. All payments under the Relevant Credit Agreement in respect of principal or interest shall be made to the appropriate Person named in the Register. The Register shall be available for inspection by the Guarantors and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) A Lender may assign its Loans and its rights and obligations thereunder only by complying with the terms of this Agreement. No such assignment shall be effected until, and such assignee shall succeed to the rights of a holder only upon, final acceptance and registration of the assignment by the Administrative Agent in the Register. Prior to the registration of any assignment of Loans by a holder as provided herein, the Administrative Agent may treat the Person in whose name the Lenders are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(g) If any Lender assigns all or a portion of its Loans and its rights and obligations hereunder to any other Person pursuant to the provisions hereof, the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Loans and Notes, and the assignee shall be a party hereto and, to the extent that Loans and Notes and such other rights and obligations hereunder have been assigned, shall acquire such Loans and Notes and other rights and obligations of a Lender hereunder and under each Relevant Credit Agreement, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such assignee, and any reference to the assigning Lender in this Agreement, the Relevant Credit Agreement or the Notes of such Lender shall thereafter refer to such Lender and to such assignee to the extent of their respective interests.

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(h) Following the last day of the Availability Period, a Lender may, in accordance with Applicable Law, sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Loans held by it; provided that such Participant shall not have any rights or obligations under this Agreement or the Relevant Credit Agreement (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable to any Lender under this Agreement or a Relevant Credit Agreement in respect of the Loans held by it, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and as if such Lender were funding such Loans in the same way that it is funding the portion of such Loans in which no participations have been sold (or if all of its Loans has been so participated, in the same way that it was funding such Loans at the time of such participation). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to anything requiring the vote of 100% of the applicable Lenders hereunder.

(i) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may (without notice or consent of the Administrative Agent or any other Person and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to any U.S. Federal Reserve Bank (or other central banking authority) as collateral security pursuant to Regulation A of the Board of Governors of the U.S. Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(j) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the relevant Borrower and the Guarantors furnished to such Lender by or on behalf of such Borrower or the Guarantors; provided that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the relevant Borrower and the Guarantors received by it from such Lender on the terms set forth in Section 7.8.

7.4. No Waiver; Remedies Cumulative. (a) No failure on the part of the Administrative Agent, the Sole Lead Arranger or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Credit Documents are cumulative and not exclusive of any other remedies provided by Applicable Law.

(b) To the extent that the Guarantors may be entitled to the benefit of any provision of Applicable Law requiring the Administrative Agent, the Sole Lead Arranger or any Lender in any suit, action or proceeding brought in a court of Brazil or other jurisdiction arising out of or in connection with this Agreement, any other Credit Document or any or the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post

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a performance bond or guaranty or to take any similar action, each of the Guarantors hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Brazil or any such other jurisdiction.

7.5. Governing Law, Jurisdiction, Service of Process and Venue. (a) This Agreement, the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed in accordance with the law of the State of New York. Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan). By execution and delivery of this Agreement, each party accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and the other Credit Documents. Each of the Guarantors irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to all of the Credit Documents and all other related agreements to which it is a party) in New York, New York.

(b) Each Guarantor hereby irrevocably appoints National Corporate Research Ltd. (the “Process Agent”), with an office on the date hereof at 10 East 40th Street, 10th Floor, New York, New York 10016, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all amounts payable under this Agreement and the other Credit Documents, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Guarantor (as applicable) shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.

(c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent, the Sole Lead Arranger or the Lender to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any Person in such other jurisdictions, including but not limited to Brazil, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents brought in or removed to New York City (and courts of appeals therefrom), and hereby further irrevocably waives any claim that any

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such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which the applicable Person is or may be subject.

(e) Each Guarantor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Credit Document(s) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by such Guarantor relating in any way to this Agreement and/or the other Credit Documents, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each Guarantor shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by such Guarantor.

7.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE CREDIT DOCUMENTS OR ANY PROVISION THEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

7.7. Counterparts; Headings Descriptive; English Language. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. All documents to be delivered by any party hereto pursuant to the terms of this Agreement and all certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement.

7.8. Amendment or Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and (except as specifically provided therein) any

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other Credit Document may be modified or supplemented only in a writing signed by the Guarantors and the Majority Lenders; provided that: no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders: (i) increase (over the amount thereof then in effect) or extend the availability of (whether by amendment of the definition of Availability Period or otherwise) the Commitments of any Lender (it being understood that a waiver of any conditions precedent, covenants, Default or Event of Default shall not constitute an increase or extension of the availability of the Commitment of any Lender); (ii) amend, modify or waive any provision of this Section 7.7; (iii) reduce the percentage specified in, or otherwise modify, the definition of Majority Lenders; (iv) consent to the assignment or transfer by or release of either Guarantor of any of its rights and obligations under this Agreement; or (v) amend, modify or waive any provision in Article IX; provided further, that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent, amend, modify or waive any provision of Article VIII or any other provision relating to the rights or obligations of the Administrative Agent. Notwithstanding the foregoing or the provisions in any Relevant Credit Agreement, a Relevant Credit Agreement and any provision thereof may only be modified or supplemented in a writing signed by the Guarantors, the applicable Borrower and the Majority Lenders.

7.9. Survival. The obligations of the Guarantors under this Agreement shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made, by either Guarantor herein or pursuant hereto shall survive the making of such representation and warranty.

7.10. Confidentiality. The Administrative Agent, the Sole Lead Arranger and each Lender agrees to hold all Confidential Information obtained pursuant to the Credit Documents or the transactions contemplated hereby in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent the Administrative Agent, the Sole Lead Arranger or any Lender from disclosing such information: (a) to any Affiliate of the Administrative Agent, Sole Lead Arranger or such Lender, any other Lender solely in connection with the Credit Documents and the transactions contemplated thereby, (b) upon the order of any court or administrative agency or otherwise to the extent required by Applicable Law, (c) to bank examiners or upon the request or demand of any other regulatory agency or authority, (d) that had been publicly disclosed other than as a result of a disclosure by the Administrative Agent, the Sole Lead Arranger or Lender prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Lenders, the Sole Lead Arranger or the Administrative Agent (in each case, including to any of their respective employees, counsel, representatives or other agents) is a party, or in connection with the exercise of any remedy hereunder or under the other Credit Documents, (f) to the Administrative Agent’s, the Sole Lead Arranger’s or such Lender’s legal counsel and independent auditors and accountants, (g) that was in the Administrative Agent’s, the Sole Lead Arranger’s or such Lender’s possession free of any obligation of confidence at the time of its receipt of such information, (h) that is developed by the Administrative Agent, the Sole Lead Arranger or such Lender independently of and without reference to any confidential information, (i) that is identified by the Guarantors as no longer to be considered “Confidential Information”, (j) to any actual or proposed participant or assignee; provided that any actual or proposed participant or assignee has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 7.10

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(including by cross reference to obligations of the Lender), and (k) to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to either Guarantor and the Credit Documents that has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 7.10 (including by cross reference to obligations of the Lender); provided further that, (i) in the case of a disclosure of the type referred to in clauses (b), (c) and (e), the Administrative Agent, the Sole Lead Arranger or such Lender shall, to the extent permitted by Applicable Law, promptly notify the relevant Guarantor of such intended disclosure so that the relevant Guarantor may take appropriate action to protect their respective interests and (ii) each Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein.

The terms contained in the Credit Documents are confidential and, except for disclosure to the various parties thereto, their respective shareholders and such Persons’ board of directors (or similar body), officers, employees or professional advisors retained in connection with the transaction contemplated hereby, or as may be required by Applicable Law, may not be disclosed in whole or in part by either Guarantor to any other Person without the prior written consent of the Administrative Agent.

7.11. USA PATRIOT ACT Notice. Each Lender subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Guarantors, which information includes the name and address of the Guarantors and other reasonable information that will allow such Lender or the Administrative Agent, as applicable, to identify the Guarantors in accordance with the Patriot Act. The Guarantors shall provide such information and take such actions as are reasonably requested by each Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

7.12. Entire Agreement. This Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

7.13. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

7.14. No Fiduciary Relationship or Partnership. Each of the Guarantors acknowledges that neither the Administrative Agent, nor any Lender or the Sole Lead Arranger has any fiduciary relationship with, or fiduciary duty to, any Guarantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent, the Lenders and the Sole Lead Arranger, on the one hand, and the Guarantors, on the other, in connection herewith or therewith is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties. The parties hereto intend that

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the relationship among them shall be solely that of creditor and debtor. Nothing contained in this Agreement or any other Credit Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Lender, on the one hand, and any other Lender, any Guarantor or any other Person, on the other hand. Neither the Administrative Agent, nor any Lender or the Sole Lead Arranger shall in any way be responsible or liable for the debts, losses, obligations or duties of the Guarantors or any other Person other than itself.

7.15. Waiver of Immunity; Other Waivers. (a) To the extent that either Guarantor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Credit Documents.

(b) Each Guarantor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Credit Document(s) should be dismissed or stayed for failure to join a necessary or required party.

7.16. Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Guarantors under this Agreement and the other Credit Documents to the Lenders, the Sole Lead Arranger and the Administrative Agent to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), then the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars at New York, New York with the judgment currency on the Business Day preceding the day on which such judgment is rendered. The obligations of the Guarantors in respect of any such sum due from it to the payee hereunder (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each of the Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. If the amount of Dollars so purchased and transferred to the Entitled Person exceeds the amount originally due to such Entitled Person, then such Entitled Person shall transfer, or caused to be transferred, to the applicable Borrower(s) the amount of such excess.

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ARTICLE VIII

THE ADMINISTRATIVE AGENT

8.1. Appointment, Powers and Immunities. (a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and (as applicable) under the other Credit Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and (as applicable) the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.5 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives and agents):

(i) shall have no duties or responsibilities except those expressly set forth in the Credit Documents and shall not by reason of this Agreement or any other Credit Document be a trustee or fiduciary for any Lender,

(ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in any Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to or provided for herein or for any failure by either Guarantor to perform any of its obligations hereunder or thereunder,

(iii) except as expressly provided in the Credit Documents, shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document, and

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith. The Administrative Agent shall as soon as practicable provide the Lenders will all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Lenders.

(b) Before the Administrative Agent acts or refrains from acting, it may require an officer’s certificate from the Guarantors and/or an opinion of counsel satisfactory to the Administrative Agent with respect to the proposed action or inaction at the Lenders’ expense. The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Credit Documents the Administrative Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Credit

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Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Administrative Agent, be deemed to be conclusively proved and established by an officers’ certificate delivered to the Administrative Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Administrative Agent, shall be full warrant to the Administrative Agent for any action taken, suffered or omitted to be taken by it under the Credit Documents upon the faith thereof.

(c) Any Person (i) into which the Administrative Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which the Administrative Agent shall be a party shall (if the Administrative Agent is not the surviving entity) be the successor of the Administrative Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

8.2. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by the Administrative Agent. As to any matters not expressly provided for in the Credit Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

8.3. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received written notice from a Lender or a Guarantor specifying such Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives such a notice, then it shall give prompt notice thereof to the Lenders and the Guarantors (if such notice is received from a Lender). The Administrative Agent shall (subject to Section 8.7) take such action with respect to any such Default as shall be directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that the Credit Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

8.4. Rights as a Lender. With respect to any Commitment and Loan made or held by it, HSBC Bank (USA), National Association (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. HSBC Bank (USA), National Association (and any successor acting as an Agent) and its Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Guarantors, and any Affiliate of any thereof as if it were not acting as the Administrative Agent, and HSBC Bank (USA), National Association (and any such successor) and its Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

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8.5. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 7.1, but without limiting the obligations of the Guarantors under Section 7.1) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all losses, liabilities, claims, obligations, damages or expenses (including the fees and disbursements of counsel) incurred by it arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Credit Documents or the transactions contemplated hereby (including the costs and expenses that the Guarantors are obligated to pay under Section 7.1, but excluding, other than additional administrative costs and expenses resulting from a Default, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, nonappealable judgment by a court of competent jurisdiction. In no event shall any Lender be liable to the Administrative Agent for any punitive or consequential damages in connection with any of the Credit Documents. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of the Administrative Agent.

8.6. Non-Reliance upon the Administrative Agent and other Lenders. Each Lender agrees that it has, independently and without reliance upon the Sole Lead Arranger, Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Sole Lead Arranger, the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Credit Documents. The Administrative Agent shall not be required to inspect the Properties or books of the Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under the Credit Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Guarantors that may come into the possession of the Administrative Agent or any of its Affiliates.

8.7. Failure to Act. Except for any action expressly required of the Administrative Agent under a Credit Document, it shall in all cases be fully justified in failing or refusing to act under the Credit Documents unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 8.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Credit Document shall require the Administrative Agent to take any action that it reasonably believes to be contrary to Applicable Law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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8.8. Resignation or Removal of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the existing Administrative Agent’s giving of notice of resignation or the Majority Lenders’ election to remove such existing Administrative Agent, then such existing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank that has a combined capital and surplus of at least U.S.$100,000,000 (or its equivalent in any other currency). Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the existing Administrative Agent, and such existing Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

8.9. Sole Lead Arranger. The Sole Lead Arranger shall not have any obligation, liability, responsibility or duty whatsoever under the Credit Documents, and shall have all rights and powers as set forth as to it herein and in the Credit Documents.

ARTICLE IX

GUARANTY

9.1. Guaranty.

(a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby unconditionally and irrevocably, jointly and severally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the payment obligations of the Borrowers under the Relevant Credit Agreements and the Notes in each case as primary obligor and not merely as surety and with respect to all such obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.

(b) All payments made by a Guarantor under this Article IX shall be payable in the manner required for payments by the Borrowers under any Relevant Credit Agreement, including: (i) the obligation to make all such payments free and clear of, and without deduction for, any Taxes (as defined in any Relevant Credit Agreement) (including withholding taxes) in accordance with Section 3.5 of any Relevant Credit Agreement; (ii) the obligation to pay interest at the Default Rate in accordance with Section 2.6(b) of any Relevant Credit Agreement; and (iii) the obligation to pay all amounts due under the Loans and the Notes in Dollars.

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9.2. Guaranty Unconditional. The obligations of each Guarantor under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation(s) of a Borrower under any Relevant Credit Agreement and/or any Commitment(s) under this Agreement, by operation of law or otherwise,

(b) any modification, assumption or amendment of or supplement to this Agreement or any other Credit Document,

(c) any change in the corporate existence, structure or ownership of any Borrower or any other Person, or any event of the type described in Section 6.5 or Section 6.6 with respect to any Person,

(d) the existence of any claim, set-off or other rights that either Guarantor may have at any time against any Borrower, the other Guarantor, the Sole Lead Arranger, the Administrative Agent, any Lender or any other Person, whether in connection herewith or with any unrelated transactions,

(e) any invalidity or unenforceability relating to or against the other Guarantor or any Borrower for any reason of any Credit Document or any provision of Applicable Law purporting to prohibit the performance by the other Guarantor or any Borrower of any of its obligations under the Credit Documents, or

(f) any other act or omission to act or delay of any kind by the other Guarantor, any Borrower, the Sole Lead Arranger, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of either Guarantor or any Borrower under the Credit Documents.

9.3. Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. The obligations of each Guarantor hereunder shall remain in full force and effect until all of the payment obligations of the Borrowers under the Relevant Credit Agreements shall have been irrevocably paid or otherwise performed in full and all of the Commitments shall have terminated. If at any time any payment made under this Agreement or any other Credit Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, recuperação judicial ou extrajudicial, falência or similar event of any Borrower, the other Guarantor or any other Person or otherwise, then the obligations of each Guarantor hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

9.4. Waiver. Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the guaranty provided in this Article IX and notice of any liability to which this guaranty may apply; (b) all

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notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Lender or the Administrative Agent against any Borrower, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Borrower or the other Guarantor to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the obligations guaranteed hereby (including any Borrower or the other Guarantor) except any of the foregoing as may be expressly required hereunder; (c) any right to the enforcement, assertion or exercise by the Sole Lead Arranger, the Administrative Agent or any Lender of any right, power, privilege or remedy conferred upon such Person under the Credit Documents or otherwise; (d) any requirement that the Sole Lead Arranger, the Administrative Agent or any Lender exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under any Credit Document, or proceed to take any action against any Borrower, the other Guarantor or any other Person under or in respect of any Credit Document or otherwise; and (e) the benefit of Articles 333 (sole paragraph), 366, 821, 827, 829, 830, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code, and Articles 77, item II, and 595 of the Brazilian Civil Procedure Code.

9.5. Subrogation. Upon making a payment under this Article IX, the relevant Guarantor(s) shall be subrogated to the rights of the payee against a Borrower with respect to such obligation; provided that the relevant Guarantor(s) shall not enforce any payment by way of subrogation, indemnity or otherwise, or exercise any other right, against such Borrower (or otherwise benefit from any payment or other transfer arising from any such right) so long as any payment obligations of the Borrower remains unpaid and/or unsatisfied under its Relevant Credit Agreement.

9.6. Stay of Acceleration. If acceleration of the time for payment of any amounts payable under any Relevant Credit Agreement is stayed due to any event described in Section 8.5 of any such Relevant Credit Agreement, then all such amounts otherwise subject to acceleration under this Agreement shall nonetheless be payable by the Guarantors hereunder immediately upon demand by the Administrative Agent.

[Remainder of page left blank intentionally; signatures follow.]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

VOTORANTIM INDUSTRIAL S.A.,
as Guarantor

By:	/s/ JOÃO CARVALHO DE MIRANDA
	Name:	JOÃO CARVALHO DE MIRANDA
	Title:	DIRECTOR

By:	/s/ MARIO ANTONIO BERTONCINI
	Name:	MARIO ANTONIO BERTONCINI
	Title:	ATTORNEY-IN-FACT

VOTORANTIM CIMENTOS S.A.,
as Guarantor

By:	/s/ JOÃO CARVALHO DE MIRANDA
	Name:	JOÃO CARVALHO DE MIRANDA
	Title:	ATTORNEY-IN-FACT

By:	/s/ MARIO ANTONIO BERTONCINI
	Name:	MARIO ANTONIO BERTONCINI
	Title:	ATTORNEY-IN-FACT

Signature Page to Backstop Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

VOTORANTIM INDUSTRIAL S.A.,
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM CIMENTOS S.A.,
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK (USA), NATIONAL ASSOCIATION as Administrative Agent and as Lender

By:	/s/ Scott Regan
	Name:	Scott Regan
	Title:	Vice President

/s/ ELSA Y. WANG
ELSA Y. WANG Notary Public, State of New York No. 02WA6256207 Qualified in New York County My Commission Expires February 21, 2016

Signature Page to Backstop Loan Facility Agreement

EXHIBIT A

TERM LOAN AGREEMENT

among

[CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial

Operations B.V.][Votorantim Europe, S.L.U.],

as Borrower,

CERTAIN LENDERS,

and

HSBC BANK (USA), NATIONAL ASSOCIATION,

as Administrative Agent

Dated as of [—], 2012

TERM LOAN AGREEMENT, dated as of [—], 2012 (the “Agreement”), among [CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], a company organized under the laws of [—], as borrower, or any other Person that becomes a borrower hereunder in accordance with Section 7.8 (the “Borrower”); certain financial institutions as lenders (each, a “Lender” and, collectively, the “Lenders”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders will make available to the Borrower the credit facility provided for herein.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning set forth in the preamble.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained at the Payment Office, with the administrative details set forth below:

HSBC Bank USA, N.A.

New York, NY

ABA

Acct No.

Acct Name:

Ref: [Borrower name]

“Affected Interest Period” has the meaning set forth in Section 3.2.

“Affected Lenders” has the meaning set forth in Section 10.9.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 6.16.

“Anti-Terrorism Laws” has the meaning set forth in Section 6.16.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Applicable Margin” means a rate per annum equal to the following: (i) 1.00%, during the period from and including the date hereof through but excluding 180 days after the date hereof; (b) 1.25%, during the period from and including the date that is 180 days after the date hereof through but excluding the date that is 360 days after the date hereof; and (c) 1.75%, during the period from and including the date that is 360 days after the date hereof and thereafter.

“Assignment Agreement” means an agreement in substantially the form of Exhibit E.

“Assumption Agreement” has the meaning set forth in Section 7.8.

“Borrower” has the meaning set forth in the preamble.

“Borrower Fee Letter” means the letter agreement dated as of the date hereof among the Borrower, the Sole Lead Arranger and the Administrative Agent.

“Borrowing” means the borrowing of the Loans hereunder on a given date.

“Borrowing Date” means any date on which a Borrowing occurs.

“Brazil” means the Federative Republic of Brazil.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, São Paulo, Brazil or [—] [the city in the jurisdiction where the Borrower is located], a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, the Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

“Capital Stock” means, as to any Person, any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

“CIMPOR” means CIMPOR - Cimentos de Portugal, SGPS, SA, a corporation organized under the laws of Portugal.

“Confidential Information” means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that: (a) is or becomes generally available to the public or (b) is or becomes rightfully available to the Administrative Agent or any Lender from a source other than the Borrower, which source is not subject to a confidentiality agreement or undertaking with respect to such information that is known to the Administrative Agent or Lender.

“Credit Documents” means, collectively, this Agreement, the Notes, the Borrower Fee Letter and each other agreement executed in connection herewith and therein identified as such, including, without limitation, any Assumption Agreement.

“Debt” means, with respect to any Person (determined without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business, but only if and for so long as such trade payables remain payable on customary trade terms, and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar documents, (d) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other Property of such Person (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the borrower or the lender under such agreement in an event of default are limited to repossession or sale of such Property), (f) all Capital Lease Obligations and all obligations under “synthetic leases” of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or similar extensions of credit (excluding trade payables to the extent excluded from clause (b)), (h) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person, (i) all net obligations of such Person in respect of any interest rate protection agreement, any currency or commodity swap, cap or collar agreement, any equity swap or any similar arrangement entered into by such Person providing for the transfer or mitigation of interest rate, currency, commodity price or equity risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto), (j) all Debt of other Persons referred to in clauses (a) through (i) or clause (k) below that is Guaranteed by such Person and (k) all Debt referred to in clauses (a) through (j) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property of such Person even though such Person has not assumed or become liable for the payment of such Debt; provided (i) that “Debt” shall be considered “Debt” only if and to the extent any of the preceding items (other than letters of credit and obligations referred to in clauses (g) and (i)) would appear as a liability upon a balance sheet of the specified Person and (ii) that “Debt” shall exclude any unsecured guarantee made for the benefit of any Person pursuant to a vendor financing transaction for the sale of Products to such Person and in no event shall “Debt” include any liability for taxes.

“Default” means an event that (with notice, lapse of time or both) would become an Event of Default; provided, however, that no Default shall occur as a result of any event that (with notice, lapse of time or both) would become an Event of Default solely as a result of InterCement Participações S.A. and/or any of its Affiliates, directly or indirectly, together with Votorantim Industrial S.A. and/or any of its Affiliates, having acquired a majority of the outstanding Voting Stock of CIMPOR.

“Default Rate” means, at any date of determination, in the case of overdue principal, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin applicable to such Loan plus the LIBO Rate for the then-current Interest Period or Interest Periods as shall be selected by the Administrative Agent, for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amounts, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin applicable to such Loan plus the rate determined by the Administrative Agent from time to time to be the cost of funding such overdue amounts on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

“Dollars,” “U.S.$” and “$” mean lawful money of the United States of America.

“Eligible Assignee” means: (a) a commercial bank, savings and loan association, savings bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity); (b) the central bank of any OECD Country; (c) a Lender; or (d) an Affiliate of a Lender; provided that “Eligible Assignee” shall not include, except as set forth in Section 2.5, the Borrower (or any Affiliate of the Borrower).

“Environmental Laws” means all Applicable Laws related to pollution, the protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and any specific agreements entered into with any Governmental Authorities that include commitments related to environmental matters.

“Event of Default” has the meaning set forth in Article VIII.

“Excluded Taxes” means (a) any taxes imposed on or measured by the net income of a Lender or the Administrative Agent, net profits taxes or franchise taxes imposed in lieu of net income taxes pursuant to the laws of the jurisdiction (or any political subdivision of taxing authority thereof or therein) in which such Lender or the Administrative Agent is organized or in which the principal office or funding office of such Lender or the Administrative Agent is located, (b) any branch profits taxes or any similar taxes imposed by any jurisdiction described in clause (a) above and (c) any deduction, withholding or other imposition of taxes that arises as a result of:

(i) the willful misconduct or gross negligence of such Lender or the Administrative Agent;

(ii) a present or former connection between such Lender or the Administrative Agent and the relevant jurisdiction imposing such tax, including carrying on business in, having a branch, agency or permanent establishment in, or being resident in such jurisdiction but excluding any such connection which arises solely as a result of such Lender or the Administrative Agent having executed, performed its obligations under or received payment under any of the Credit Documents or otherwise only by virtue of the Credit Documents;

(iii) a sale, assignment or transfer for which the Borrower is not responsible; or

(iv) the failure of such Lender or the Administrative Agent to comply with Section 3.5(e) for which the Borrower is not responsible pursuant to Section 3.5(c).

“Executive Order” has the meaning set forth in Section 6.16.

“Existing Facilities” means (i) any Debt of CIMPOR or its Subsidiaries that is outstanding as of the date hereof and (ii) any obligations of CIMPOR or its Subsidiaries under Hedging Agreements; provided, however, that if the Votorantim Borrower is the Borrower hereunder, then “Existing Facilities” shall mean any Debt of CIMPOR or any of its Subsidiaries or any obligations of CIMPOR or its Subsidiaries under Hedging Agreements that is transferred to, or assumed by, the Votorantim Borrower or any of its Subsidiaries.

“GAAP” means, either (i) generally accepted accounting principles in the jurisdiction where the Borrower is organized or incorporated, consistently applied or (ii) IFRS.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or municipality, or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Hedging Agreements” means any agreement in respect of any rate swap transaction, basis swap, forward rate transaction, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, any derivative transaction or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, together with its pronouncements thereon from time to time, applied on a consistent basis.

“Interest Determination Date” means, with respect to any Interest Period, the second London Business Day prior to the commencement of such Interest Period.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means: (a) in the case of the first Interest Period, the period commencing on the first Borrowing Date and ending on the date occurring one (1) month thereafter, (b) in the case of each Interest Period thereafter, the period commencing on the last day of the immediately preceding Interest Period and ending on the date occurring one (1) month thereafter, with the final Interest Period for the Loan ending on but excluding the Scheduled Maturity Date; provided, however, that:

(a) any Interest Period that would otherwise extend beyond the Scheduled Maturity Date shall end on the Scheduled Maturity Date,

(b) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(c) the term “Interest Period” shall include any period selected by the Administrative Agent from time to time in accordance with the definition of “Default Rate.”

“Lender” means HSBC Bank (USA), National Association, as well as any other financial institution that becomes a “Lender” hereunder pursuant to Section 10.3.

“Lending Office” means, for each Lender, the lending office of such Lender (or of an Affiliate of such Lender) designated in its administrative questionnaire or such other office of such Lender (or of an Affiliate of such Lender) located in an OECD Country or Brazil as such Lender may from time to time specify to the Administrative Agent as the office by which its Loan is to be made and maintained; provided that any such other office so specified following the date of this Agreement shall not, at the time such office is so specified, result in an increase of amounts payable by the Borrower pursuant to Sections 3.1 and 3.5 hereof.

“LIBO Rate” means, for any Interest Period, the rate for deposits in Dollars for a period equivalent to such Interest Period and in an amount approximately equal to the principal amount of the Loans then outstanding hereunder which appears on the BBAM Screen of Bloomberg (or such other screen as may replace that screen on that service for the purpose of displaying London interbank offered rates) as of 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the arithmetic mean (rounded up to the nearest one sixteenth of one percent (1/16%)) of the respective rates of interest communicated by three (3) leading banks chosen by the Administrative Agent in consultation with the Borrower (the “Reference Lenders”) to the Administrative Agent as the rate at which each such Reference Lender would offer a deposit in Dollars for a period comparable to such Interest Period and in the amount that is representative for a single transaction in such market at such time to prime banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period; provided, however, that if any of the Reference Lenders fails so to communicate a rate, the LIBO Rate shall be determined on the basis of the rate or arithmetic mean (rounded up to the nearest one sixteenth of one percent (1/16%)) of the rates communicated to the Administrative Agent by the remaining Reference Lender or Reference Lenders.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Loan” means, with respect to any Lender, any Loan made by such Lender pursuant to this Agreement on a Borrowing Date, and “Loans” means any Loans made by any Lender or by all the Lenders, as the context requires.

“London Business Day” means a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Majority Lenders” means, at any time of determination, Lenders having more than 50% of the aggregate principal amount of the Loans then-outstanding.

“Material Adverse Effect” means a material adverse effect on: (a) the consolidated business, condition (financial or otherwise), operations, performance or Properties of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Credit Documents or (c) the rights and/or remedies of the Administrative Agent, the Sole Lead Arranger or any Lender hereunder or under any of the other Credit Documents to which the Administrative Agent or such Lender is a party (it being understood that whether or not something has a material adverse effect shall take into account (to the extent relevant) any insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims); provided that the occurrence of any default or event of default under, or the acceleration of, any of the Existing Facilities solely resulting from InterCement Participações S.A. and/or any of its Affiliates, directly or indirectly, together with Votorantim Industrial S.A. and/or any of its Affiliates, having acquired a majority of the outstanding Voting Stock of CIMPOR shall not be deemed a Material Adverse Effect.

“Note” has the meaning set forth in Section 2.3(a).

“Notice of Borrowing” means a notice of borrowing delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

“Obligations” means, without duplication, all amounts owing to the Sole Lead Arranger, the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“OECD Country” means, at any time, any nation that is a member of the Organization of Economic Cooperation and Development at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, with regard to any Person: (a) its articles of incorporation or other similar document or (b) its by-laws or other similar document.

“Patriot Act” has the meaning set forth in Section 10.14.

“Payment Office” means the office of the Administrative Agent located at:

HSBC Bank USA, N.A.

452 Fifth Avenue

New York, NY 10018

Att: Amy Taylor/Gale Boyd

Telephone: 716-841-2727/716-841-1930

email: ronald.a.desorbo@us.hsbc.com

or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Process Agent” has the meaning set forth in Section 10.6(c).

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Reorganization Transactions” means the transactions entered into in connection with the exchange of assets contemplated among CIMPOR (and/or any of its Affiliates), Intercement Participações S.A. (and/or any of its Affiliates) and Votorantim Cimentos S.A. (and/or any of its Affiliates), following which Votorantim Cimentos, directly or indirectly, shall no longer own any shares of the Voting Stock of CIMPOR.

“Scheduled Maturity Date” means February [—], 2014.

“Sole Lead Arranger” means HSBC Securities (USA) Inc.

“Subsidiary” means, with respect to any Person, any corporation or other entity more than 50% of the Voting Stock in which is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

“Taxes” means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto or with respect to the non-payment thereof, now or hereafter imposed, assessed, levied or collected by any authority, on or in respect of any Credit Document, or any payment under any Credit Document, or the recording, registration, notarization or other formalization of any Credit Document; provided that Taxes shall not include any Excluded Taxes.

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

“Votorantim Borrower” means (i) Votorantim Europe, S.L.U., a limited liability company organized under the laws of Spain and a wholly-owned Subsidiary of Votorantim Cimentos S.A. or (ii) any other Person with at least a majority of its Voting Stock owned, directly or indirectly, by Votorantim Cimentos S.A. (except that prior to the completion of the Reorganization Transactions, such other Person which is a participant in the Reorganization Transactions, with at least 20% of its Voting Stock owned, directly or indirectly, by Votorantim Cimentos S.A.), in either case, which Person becomes the Borrower hereunder by entering into the Assumption Agreement in accordance with Section 7.8.

1.2. Principles of Construction. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Article, section and subsection headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

2.1. Funds. No later than 11:00 a.m. (New York time) on the date specified in a Notice of Borrowing, each Lender will make available its pro rata portion (determined in accordance with Section 2.3) of the relevant Borrowing. All such amounts shall be made available in Dollars and in immediately available funds by wire transfer to the Administrative Agent’s Account. The amount so received by the Administrative Agent shall, on the applicable Borrowing Date, and provided that each of the applicable conditions precedent set forth in Articles IV and V hereof have been satisfied or waived, be transferred to the Borrower, by no later than 2:00 p.m. (New York time) in accordance with wire instructions provided to the Administrative Agent by the Borrower. The Borrower hereby irrevocably authorizes Votorantim Industrial S.A. and any of its Subsidiaries to enter into and deliver the Notice of Borrowing to the Administrative Agent on its behalf.

2.2. Notes.

(a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced by a promissory note for such Loans duly executed and delivered by the Borrower, substantially in the form of Exhibit A, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b) The Notes shall be issued on or before each Borrowing Date to each Lender and shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns, (iii) be in a stated principal amount equal to the amount of the Loan provided by such Lender, (iv) provide for repayment of principal as provided herein, (v) bear interest as provided in Section 2.6 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) Each Lender will note on its internal records the amount of the Loans made by it and each payment in respect thereof. Failure to make any such notation or the making of an incorrect notation shall not affect the Borrower’s obligations in respect of the Loans.

(d) The Borrower shall issue new Notes to each requesting Lender in replacement of the original Notes, such new Notes to be in conformity with the requirements of this Section 2.2, to the extent needed to replace Notes that have been lost, destroyed, damaged, stolen, mutilated or as otherwise reasonably requested by the Lenders.

2.3. Pro Rata Borrowing. The Loans made under this Agreement shall be disbursed by the Lenders pro rata on the basis of their respective commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make its Loans hereunder.

2.4. Repayment.

(a) The Borrower hereby unconditionally promises to repay the principal amount of the Loans on the Scheduled Maturity Date, subject to acceleration and mandatory prepayment as provided herein, together with all interest accrued thereon.

(b) All repayments shall be made in accordance with the procedures set forth in Section 2.7.

2.5. Voluntary Prepayments. (a) The Borrower may prepay all or a portion of its Loans at any time following the Borrowing Date, either through an assignment of all or a portion of its Loans in accordance with Section 2.5(b) or as a direct prepayment of all or a portion of its Loans to the Lenders, which prepayment shall in each case be made together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 3.4) but without premium or penalty (subject to Section 3.4); provided that: (i) the Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of each such prepayment, (ii) each such notice of prepayment shall specify the amount being prepaid and the date of such prepayment, (iii) each partial prepayment shall be in the aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and (iv) in the case of a notice of prepayment by assignment in accordance with this Section 2.5, such notice of prepayment shall specify the name of the applicable Eligible Assignee(s) (it being understood that, notwithstanding any other provision of this Agreement, for the purposes of any assignment of Loans pursuant to this Section 2.5, an Eligible Assignee may be an Affiliate of the Borrower, in which case such Eligible Assignee will not have any right to vote for any purposes hereunder). Amounts that are prepaid may not be reborrowed by the Borrower.

(b) At the request of the Borrower, any optional prepayment may be made through an assignment of all or a portion of the Loans elected by the Borrower to be prepaid to one or more Eligible Assignee(s) designated by the Borrower in the notice of prepayment; provided that: (i) each such assignment for a portion of such Loans elected by the Borrower to be prepaid shall be pro rata among all the Lenders; and (ii) such Eligible Assignee (including any Borrower’s Affiliate) will not become a party to this Agreement or any Credit Document and the Loans assigned to it will simultaneously be documented as a separate and independent facility. Such assignment shall be subject to each Lender’s receipt of (x) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations, including, without limitation, Anti-Terrorism Laws that such Lender requires in connection with such assignment, and such Lender shall not be prohibited from making such assignment to such Eligible Assignee in accordance with such laws, rules and regulations, and (y) all fees and expenses incurred by such Lender in connection with an assignment made pursuant to this Section 2.5.

2.6. Interest.

(a) The Borrower agrees to pay interest in respect of the outstanding principal amount of the Loans, at a rate per annum which shall at all times be equal to the LIBO Rate for the Interest Period in effect plus the Applicable Margin. Accrued (and theretofore unpaid) interest in respect of each Loan shall be payable (i) in arrears on each Interest Payment Date, (ii) on the date of any prepayment (on the amount prepaid), and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that interest payable at the Default Rate shall also be payable from time to time on demand by the Administrative Agent.

(b) Notwithstanding anything herein to the contrary, at any time following the occurrence and during the continuance of an Event of Default under Section 8.1 (including, without limitation, a failure to pay when due amounts declared due and payable in accordance with Article VIII following an Event of Default) all past due amounts (including, without limitation and to the extent permitted by Applicable Law, overdue interest in respect of each Loan) shall, in each case, bear interest at the Default Rate. Interest which accrues under this Section 2.6(b) shall be payable on demand.

(c) Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.7. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made without deduction, setoff, counterclaim or other defense to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (New York time) on the date when due (and any payments received after such time shall be deemed received on the next succeeding Business Day) and shall be made in Dollars in immediately available funds to the Administrative Agent’s Account at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof (other than the Scheduled Maturity Date) shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided, however, that if there are no succeeding Business Days in such calendar month or if the Scheduled Maturity Date is not a Business Day, such payment shall be due on the next preceding Business Day. Any payment made to the Administrative Agent in accordance with this Section 2.7 for account of a Lender or Lenders shall be deemed to have been a payment made directly to such Lender or Lenders solely for the purpose of evidencing satisfaction of the payment obligation by the Borrower hereunder or under any Note, as the case may be.

2.8. Payments Pro Rata. The Administrative Agent agrees that promptly after its receipt of each payment or prepayment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received (other than payments made pursuant to Sections 3.1, 3.4 or 3.5 hereof, which shall be distributed pro rata based upon claims made by the Lenders under such Sections). Prepayments received by each Lender with respect to each Loan shall reduce pro rata each repayment installment of such Loan by such Lender falling after the date of such prepayment.

2.9. Set-Off; Sharing of Payments; Reinstatement.

(a) Without limiting any of the obligations of the Borrower or the rights of any Lender, the Sole Lead Arranger or the Administrative Agent under the Credit Documents, if an

Event of Default exists pursuant to Section 8.1 of this Agreement, then (to the extent not in violation of Applicable Law) each Lender may, without prior notice to the Borrower (which notice is expressly waived by it to the fullest extent permitted by Applicable Law), set-off and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) then held or any other Debt owing by such Lender (in each case, including any branch or agency thereof) to or for the credit or account of the Borrower. Each Lender shall promptly provide notice of any such set-off by it to the Borrower, and the Administrative Agent; provided that failure by such Lender to provide such notice shall not give the Borrower any cause of action or right to damages or affect the validity of such set-off and application.

(b) Each of the Lenders agrees that, if it should receive any amount in payment of any Obligations owing to it under the Credit Documents (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, or fees due under the Credit Documents, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders in respect of which such excess payment was applicable an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Nothing contained in this Section shall require any Lender, the Sole Lead Arranger or the Administrative Agent to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of the Borrower.

(d) If the Borrower (or any Person on its behalf) makes a payment to the Administrative Agent, or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender in its discretion) to be repaid to the Borrower (or such Person), a trustee, síndico, receiver or any other Person in connection with any insolvency proceeding or otherwise, then: (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) if applicable, each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Articles IV and V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

ARTICLE III

YIELD PROTECTION, ETC.

3.1. Increased Costs.

(a) If the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the U.S. Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose upon any Lender (or its Lending Office) or the London interbank market any other condition (other than Taxes (including Excluded Taxes), which shall be treated pursuant to Section 3.5) affecting its commitment, its Loans, its Note or its obligation to purchase or maintain its Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of maintaining its commitment or disbursing or maintaining its Loans, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Credit Document (other than Taxes, which shall be treated pursuant to Section 3.5), then upon the written request of such Lender, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount(s) as will compensate such Lender for such increased cost or reduction.

(b) If any Lender shall have reasonably determined that the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by it (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), has or would have the effect of reducing the rate of return on capital of such Lender (or its parent or Lending Office) as a consequence of such Lender’s obligations hereunder, its commitment or its Loans to a level below that which such Lender (or its parent or Lending Office) could have achieved but for such adoption, change, request or directive, then upon written demand by such Lender, the Borrower, from time to time, shall pay to such Lender such additional amount as will compensate such Lender (or its parent or Lending Office, as the case may be) for such reduction.

(c) Each Lender shall promptly (and, in any event, within ninety (90) days of its actual knowledge thereof) notify the Administrative Agent (with a copy to the Borrower) of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section and shall provide the Administrative Agent (with a copy to the Borrower) with reasonable detail as to the basis of such Lender’s claim for compensation hereunder and method for calculating such compensation; it being understood that any failure of any Lender to deliver any such notice within ninety (90) days of such actual knowledge by a Lender shall result in it not being able to seek compensation pursuant to this Section 3.1 for the period from and including the date of its actual knowledge of such event to but excluding the date that is ninety (90) days before the date on which it has notified the Administrative Agent (with a copy to the Borrower) of such event. Before giving any such notice, a Lender may designate a different Lending Office if such designation: (i) will avoid the need for, or reduce the amount of, such compensation and (ii) will not, in the good faith judgment of such Lender, be disadvantageous to such Lender. A notice of any Lender claiming compensation under this Section 3.1 and providing the information set forth above within the time set forth above shall be prima facie evidence of its entitlement to such compensation and shall be binding upon the Borrower in the absence of manifest error and such amounts shall be payable by the Borrower promptly (and, in any event, within five (5) Business Days) after receipt of such notice (or, if such compensation relates to future dates, by no later than the applicable dates indicated in such notice).

(d) For purposes of calculating amounts payable under this Section 3.1 and Section 3.4, each Loan conclusively shall be deemed to have been funded at the LIBO Rate applicable to such Loan by a matching deposit or other purchase in the interbank market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

(e) For the avoidance of doubt, this Section 3.1 shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated, or implemented.

3.2. Substitute Basis. If, on or before the first day of any Interest Period (an “Affected Interest Period”):

(a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, the LIBO Rate cannot be determined for such Affected Interest Period pursuant to the definition thereof, or

(b) the Majority Lenders determine and notify the Administrative Agent that the LIBO Rate for such Affected Interest Period will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period;

then: (i) the Administrative Agent and the Borrower shall negotiate in good faith to determine a mutually agreeable rate of interest applicable to the affected Loans during the Affected Interest Period (it being understood that each Affected Lender must consent to such interest rate) and (ii) if no agreement can be so reached by the tenth Business Day of the Affected Interest Period, then each affected Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount), which determination shall be made in a commercially reasonable manner, the rate basis reflecting the cost to such Lender of funding its Loan for the Affected Interest Period, and such rate basis shall be binding upon the Borrower and shall apply in lieu of the LIBO Rate for such Interest Period in the absence of manifest error.

3.3. Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority (in each case, at any time on or after the date hereof) shall make it (or be asserted by it to be) unlawful for any Lender or its Lending Office to honor its obligation to make or maintain its Loans hereunder (and, in the opinion of such Lender, the designation of a different Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent), following which notice: (a) such Lender’s commitment (if still available) shall be suspended until such time as such Lender may again make and maintain the Loan or (b) if such Applicable Law shall so mandate, such Lender’s Loan shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable to such Lender by the Borrower under the Credit Documents, on or before such date as shall be mandated by such Applicable Law (such pre-payment not being shared as described in Section 2.10(b) with any Lenders not so affected); provided that if it is lawful for such Lender to maintain its Loan until the next Interest Payment Date, then such payment shall be made on such Interest Payment Date. Any such funds so prepaid may not be reborrowed.

3.4. Funding Losses.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount as shall be sufficient (in the reasonable opinion of such Lender) to compensate each Lender for any loss, cost or expense (excluding the loss of any anticipated profits but including any such loss, cost or expense arising from the liquidation or reemployment of funds obtained by such Lender to fund its Loan or from fees payable to terminate the deposits from which such funds were obtained) that such Lender determines is attributable to:

(i) any optional pre-payment (including as a result of an acceleration due to an Event of Default) of any Loan made by the Borrower for any reason on a date other than an Interest Payment Date;

(ii) any failure by the Borrower for any reason to prepay the Loans (or any portion thereof) in accordance with a notice of pre-payment under Section 2.5;

(iii) a Borrowing does not occur on a requested Borrowing Date specified in a Notice of Borrowing for any reason (including the failure of any of the conditions precedent specified in Articles IV or V to be satisfied).

(b) Each Lender shall furnish to the Administrative Agent (which shall promptly notify the Borrower) a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section, which certificate shall provide reasonable detail as to the calculation of such loss, cost or expense, and shall, absent manifest error, be conclusive and binding upon the Borrower. For purpose of calculating amounts payable hereunder, reference is hereby made to Section 3.1(d).

3.5. Taxes. (a) Unless otherwise required by Applicable Law, all payments on account of the principal of and interest on the Loans, and fees and all other amounts payable under the Credit Documents by the Borrower or any Lender to or for the account of the Administrative Agent or any other Lender, including amounts payable under clauses (b) and (c), shall be made free and clear of and without reduction or liability for or on account of any Taxes.

(b) The Borrower shall indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Lender may incur at any time arising out of the transactions contemplated by the Credit Documents or in connection with any failure of any Person to make any payment of Taxes under clause (c) when due.

(c) If any Person (including the Borrower) making a payment under the Credit Documents on behalf of the Borrower or the Administrative Agent shall be required by Applicable Law or otherwise to deduct or withhold any Taxes from any amounts payable to the Administrative Agent or any Lender on, under or in respect of the Loans or Credit Documents, then (i) such Person shall deduct or withhold and pay such Taxes in accordance with such Applicable Law or otherwise and (ii) the Borrower shall promptly (and, in any event, within five (5) Business Days after the Administrative agent or a Lender has given notice to the Borrower of the application of such Taxes) pay the Administrative Agent (on behalf of the Lender entitled to such amount) such additional amounts as may be required, after the deduction or withholding of such Taxes (including any Taxes on any such additional amounts), to enable the Administrative Agent or such Lender to receive on the due date thereof an amount equal to the full amount stated to be payable to the Administrative Agent or such Lender under the Credit Documents; provided, however, that the Borrower shall not be required to increase any such amounts payable to the Administrative Agent or any Lender if the Administrative Agent or such Lender fails to comply with the requirements of clause (e).

(d) Except to the extent prohibited by Applicable Law, the Borrower shall furnish to the Administrative Agent, upon the written request of any Lender (through the Administrative Agent), together with certified copies for distribution to each Lender requesting the same, original official tax receipts (if available or, if not, a certified copy thereof if available) in respect of each payment of Taxes required under this Section, as soon as is reasonably practical after the date that such payment is made, and shall promptly furnish to the Administrative Agent at its written request or at the written request of any Lender (through the Administrative Agent) any other information, documents and receipts that the Administrative Agent or such Lender may reasonably request to establish that full and timely payment has been made of all Taxes with respect to which indemnification is required to be paid under this Section to the Administrative Agent or such Lender.

(e) The Administrative Agent or Lender that is entitled under Applicable Law to an exemption from or reduction of withholding tax with respect to any payments made by (or on behalf of) the Borrower pursuant to the Credit Documents agrees (or shall be deemed to have agreed) to comply with any certification, identification, information, documentation or other reporting requirement if: (i) such compliance is required by Applicable Law as a precondition to such exemption or reduction and (ii) at least thirty (30) days before the first date with respect to which the Borrower shall apply this paragraph with respect to such requirement, the Borrower shall have notified the Administrative Agent or the relevant Lender that the Administrative Agent or such Lender will be required to comply with such requirement; provided that compliance with any such requirement shall not apply to the extent that it would require disclosure by the Administrative Agent or any Lender of information that the Administrative Agent or such Lender in good faith considers to be confidential or otherwise materially disadvantageous to disclose or would expose the Administrative Agent or such Lender to any unindemnified cost, risk or expense, or be disadvantageous to it.

(f) Any Lender or the Administrative Agent that becomes entitled to the payment of additional amounts pursuant to clause (c) shall use reasonable efforts (consistent with Applicable Law) to file any document reasonably requested by the Borrower or, if a Lender, to change the jurisdiction of the Lending Office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the good faith determination of the Administrative Agent or such Lender, be disadvantageous to it.

(g) If the Borrower reasonably determines that any Taxes as to which it made a payment of additional amounts to the Administrative Agent or a Lender pursuant to clause (c) were erroneously assessed, then the Borrower may notify the Administrative Agent or such Lender of its determination thereof (along with a detailed description of the reason why the Borrower believes that such Taxes were erroneously assessed) and request that the Administrative Agent or such Lender refund to the Borrower the amount of such additional amounts. Upon its receipt of any such notice, and if the Administrative Agent or such Lender determines (in good faith) that the Borrower’s determination with respect to such matter is correct, then the Administrative Agent or such Lender shall (at the request and expense of the Borrower): (i) refund to the Borrower such amounts (without any interest thereon) that have been actually received by the Administrative Agent or such Lender and/or (ii) reasonably cooperate with the Borrower in seeking a refund from the appropriate Governmental Authority of any such Taxes erroneously assessed by, and paid to, such Governmental Authority.

(h) The Borrower agrees to pay all present and future stamp, court or documentary taxes and any other Taxes, excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by any taxing authority that arise from any payment made by (or on behalf of) the Borrower under any of the Credit Documents, from the execution, delivery, enforcement or registration of any of the Credit Documents or from any filing, registration or recording contemplated by any of the Credit Documents, or otherwise in connection with any of the Credit Documents.

(i) If the Administrative Agent or any Lender receives any refund with respect to Taxes for which the Borrower has paid any additional amounts or indemnified amounts pursuant to this Section 3.5, then the Administrative Agent or such Lender shall promptly pay to the Borrower the portion of the sum of such refund and any interest received with respect thereto as the Administrative Agent or such Lender determines, in its sole, good faith judgment, will leave it, after such payment, in no better or worse financial position than it would have been absent the imposition of such Taxes and the payment of such additional amounts or indemnified amounts pursuant to this Section 3.5; provided, however, that the Borrower agrees to promptly return any amount paid to the Borrower pursuant to this Section 3.5(i) upon notice from the Administrative Agent or such Lender that such refund or any portion thereof is required to be repaid to the relevant Governmental Authority. Neither the Administrative Agent nor any Lender shall be obligated to disclose its tax return or any other information regarding its tax affairs or computations to the Borrower in connection with this Section 3.5(i) or any other provision of this Section 3.5.

3.6. Mitigation. If an event or circumstance occurs that would entitle a Lender to exercise any of the rights and benefits afforded by this Article III, then, without in any way limiting, reducing or otherwise qualifying the rights of such Lender or the obligations of the Borrower under the Credit Documents, such Lender shall promptly upon becoming aware of such circumstances take steps as may be reasonably available to it (including a change of location of its Lending Office) to mitigate the effects of such event or circumstance, provided, however, that such Lender shall be under no obligation to take any step that, in its reasonable discretion, would (i) result in its incurring additional costs or taxes or (ii) violate Applicable Law or otherwise be disadvantageous to such Lender.

ARTICLE IV

CONDITIONS PRECEDENT

The obligation of the Lenders to make any of the Loans is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents on or before the initial Borrowing Date, each in form and substance satisfactory to the Administrative Agent:

4.1. Execution of Agreement. Each party hereto shall have duly executed this Agreement (whether the same or different counterparts) and shall have duly delivered the same to the Administrative Agent.

4.2. Officers’ Certificates. The Administrative Agent shall have received a certificate from the Borrower, dated the date hereof, signed by an authorized officer of the Borrower, substantially in the form of Exhibit B, as applicable, as to the matters set forth therein, including without limitation, as to the authority, incumbency and specimen signatures of the persons who have executed the Credit Documents and any other documents in connection herewith on its behalf, together with copies of the constituent documents of the Borrower and the board resolutions or comparable corporate approvals and Governmental Approvals (or certifying in such officer’s certificates that no such Governmental Approvals are required) for the execution and delivery of the Credit Documents for the Borrower, and the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.

4.3. Opinions of Counsel. The Administrative Agent shall have received favorable opinions addressed to the Administrative Agent and each of the Lenders and dated on or about the date hereof, from (i) the Borrower’s external counsel from the Borrower’s jurisdiction of incorporation and (ii) White & Case LLP, the Borrower’s counsel in New York, in each case, addressing such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

4.4. Approvals. All necessary governmental and third party approvals and/or consents in connection with the due execution, delivery and performance by the Borrower of the Credit Documents and for the legality, validity or enforceability of the Credit Documents have been obtained and are in full force and effect, except as described in Section 6.10.

4.5. Financial Statements. The Administrative Agent and the Lenders shall have received copies of the most recent audited consolidated financial statements of the Borrower (but only to the extent prepared by the Borrower); provided that unaudited consolidated financial statements shall have been provided if audited consolidated financial statements have not been prepared by the Borrower (but only to the extent such unaudited consolidated financial statements have been prepared by the Borrower, and if they have not been prepared, then the Borrower shall provide unaudited unconsolidated financial statements).

4.6. Process Agent Consent Letter. The Administrative Agent shall have received a letter from the Process Agent, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in Section 10.6, in form and substance reasonably satisfactory to the Administrative Agent.

4.7. Borrower Fee Letter; Fees, Etc. The Borrower shall have paid or authorized the deduction from the proceeds of the Loans to be disbursed on the initial Borrowing Date of, such fees as have been agreed to pursuant to the Borrower Fee Letter, hereunder or under the other Credit Documents.

4.8. No Default; Representations and Warranties. As of the date hereof:

(a) there shall exist no Default or Event of Default hereunder; and

(b) the representations and warranties of the Borrower contained in Article VI shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

4.9. Know Your Customer Procedures. Each Lender and the Administrative Agent, in its sole judgment, shall have completed all “know your customer” procedures which are required or desirable to be performed with respect to the Borrower.

ARTICLE V

ADDITIONAL CONDITIONS PRECEDENT

5.1. Additional Conditions Precedent to each Borrowing Date. The obligation of each Lender to make each of its Loans hereunder on a proposed Borrowing Date is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents on or before the such proposed Borrowing Date, each in form and substance satisfactory to the Administrative Agent:

(a) Notice of Borrowing. The Administrative Agent shall have received the duly executed Notice of Borrowing;

(b) Notes. There shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Notes executed by the Borrower in the amount, for the maturity and as otherwise provided herein;

(c) Representations and Warranties. All representations and warranties made by the Borrower in any Credit Document shall be true and correct in all material respects on and as of the Borrowing Date (it being understood that any representation or warranty which by its terms is made as of a specific date shall be required to be true and correct only as of such specified date);

(d) Default. No Default or Event of Default shall exist or would result therefrom; and

(e) Borrowing Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated as of the Borrowing Date, signed by an authorized officer of the Borrower, substantially in the form of Exhibit D, as to the matters set forth therein.

5.2. Satisfaction of Conditions Precedent. The Administrative Agent shall notify the Lenders and the Borrower upon its receipt of all the documents required to be delivered in accordance with Article IV and Article V, as the case may be.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans hereunder, the Borrower makes the following representations and warranties as set forth below as of the date hereof and as of each Borrowing Date, with the occurrence of a Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Article VI are true and correct on and as of such Borrowing Date both before and after giving effect to the proposed Borrowing and to the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date):

6.1. Power and Authority. The Borrower: (a) is a company duly organized, validly existing and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate or partnership power, as applicable, and has all material Governmental Approvals, necessary to own or lease its Properties and assets and carry on its business as now being or as proposed to be conducted and to do all things necessary or appropriate in respect of its business, except where failure to have any such Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (c) is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the ownership, leasing or operation of its property or the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (d) has full corporate power, authority and legal right to make, execute, deliver and perform its obligations under each of the Credit Documents, and (e) has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by it of each such Credit Document as has been executed and delivered as of each date this representation and warranty is made.

6.2. No Violation. The execution, delivery and performance by the Borrower of the Credit Documents have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not contravene: (i) its Organizational Documents, (ii) any Applicable Law, judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (iii) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or result in the creation of any Lien on any of its Property. No provision of any Applicable Law imposes material adverse conditions upon the Credit Documents or the Borrower’s obligations thereunder. The Borrower is in compliance with all of its obligations under all of its material Debt agreements or instruments, except for the occurrence of any default or event of default under, or the acceleration of, any of the Existing Facilities solely resulting from InterCement Participações S.A. and/or any of its Affiliates, directly or indirectly, together with Votorantim Industrial S.A. and/or any of its Affiliates, having acquired a majority of the outstanding Voting Stock of CIMPOR.

6.3. No Additional Authorization Required. All Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals and/or consents, required for the due execution, delivery and performance by the Borrower of the Credit Documents and for the legality, validity or enforceability of the Credit Documents have been obtained and are in full force and effect, except as described in Section 6.10 and true copies thereof have been provided to the Administrative Agent.

6.4. Legal Effect. This Agreement and each other Credit Document have been duly executed and delivered by the Borrower, and are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, in each case, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Credit Documents, except as described in Section 6.10.

6.5. Financial Statements. The financial statements of the Borrower if required to be delivered pursuant to Section 4.5 are complete and correct and fairly present in all material respects the financial condition of the Borrower, as at December 31, 2011 and the results of its operations for the period ending on such date, all in accordance with GAAP, and the Borrower does not have any material contingent liabilities or material unusual forward or long-term commitments not disclosed therein. Since the date of the most recent annual audited financial statements required to be delivered pursuant to Section 4.5, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.6. Ranking; Priority. The payment obligations of the Borrower under the Credit Documents are and will at all times be unconditional general obligations of the Borrower, and rank and will at all times rank at least pari passu in priority of payment with all other present and future unsubordinated Debt of the Borrower.

6.7. No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower by or before any arbitrator or Governmental Authority that: (a) in the aggregate, has had or, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity, binding effect or enforceability of any of the Credit Documents to which they are a party or the transactions contemplated hereby.

6.8. Commercial Activity; Absence of Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under the Credit Documents, and the making and performance by it of such Credit Documents constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Credit Documents.

6.9. Taxes. The Borrower has filed all material tax returns required to be filed by it (taking into account any applicable extensions) and has paid all Taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings or would not reasonably be expected to have a Material Adverse Effect.

6.10. Legal Form. Each of the Credit Documents (or upon its coming into existence) is in proper legal form under its governing law for the enforcement thereof against the parties thereto; provided that, for the admissibility in evidence of any Credit Document before courts in the country of its organization, [—]1. Subject to the preceding sentence and as of the date hereof, all formalities required under the laws of the Borrower’s country of organization for the validity and enforceability (including any necessary registration, recording or filing with any court or

[1]	To be revised depending on jurisdiction of the Borrower.

other Governmental Authority) of each Credit Document have been accomplished, and no fees or Taxes are required to be paid for the validity and enforceability thereof except, in the case of enforcing any Credit Document in the country of its organization.

6.11. No Default. No Default or Event of Default exists.

6.12. Compliance. Except to the extent that any non-compliance (individually or in the aggregate) is not reasonably likely to have a Material Adverse Effect, the Borrower is in compliance with its Organizational Documents and all Applicable Laws (including Environmental Laws), Governmental Approvals and contractual obligations applicable to it.

6.13. Solvency. The Borrower is not insolvent as defined under any Applicable Law nor, after giving effect to the consummation of the transactions contemplated in the Credit Documents, will the Borrower, be rendered insolvent by the execution and delivery of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. The Borrower is not engaged in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration its obligations incurred hereunder and under the other Credit Documents to which it is a party.

6.14. Investment Company Act. The Borrower is not required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Neither the borrowing of the Loan nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Credit Documents will violate any provision of the 1940 Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder.

6.15. Availability and Transfer of Foreign Currency. Except as set forth in Section 6.9, the Borrower has obtained all foreign exchange control approvals or other authorizations by the governments of the country of its organization, or any Governmental Authority thereof as are required to assure the availability of Dollars to enable the Borrower to perform all of its obligations under each Credit Document to which it is a party in accordance with the terms thereof. Except as set forth in Section 6.12, there are no restrictions or requirements currently in effect which limit the availability or transfer of foreign exchange for the purpose of the performance by the Borrower of its respective obligations under this Agreement or any other Credit Document.

6.16. Anti-Terrorism Laws and Anti-Corruption Laws. (a) Neither the Borrower nor any of its Affiliates is in violation of any laws relating to (i) terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), and the International Emergency Economic Powers Act (50 U.S.C. §1701-1707); and/or (ii) corruption (“Anti-Corruption Laws”), including the Foreign Corrupt Practices Act of the United States of America (15 U.S.C. §78dd-1 and 2) (“FCPA”).

(b) Neither the Borrower nor any of its Affiliates acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by OFAC or any list of Persons issued by OFAC pursuant to the Executive Order at its official website or any replacement website or other replacement official publication of such list (collectively, the “OFAC Lists”).

(c) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.17. Ownership of Property; Liens. The Borrower has good record and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.18. Environmental Compliance. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.19. Insurance. The properties of the Borrower are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates.

ARTICLE VII

COVENANTS

The Borrower covenants and agrees that for so long as this Agreement is in effect and the Obligations have not been paid in full, it will comply with each of the following:

7.1. Corporate Existence; Inspection; Books and Records. (a) The Borrower shall preserve and maintain its legal existence and, except to the extent that the failure to do so (in the aggregate) would not reasonably be expected to have a Material Adverse Effect, obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises necessary for the maintenance of its corporate existence and good standing.

(b) At least once per calendar year, and at any other time during the existence of any Default or Event of Default, the Borrower shall permit representatives of the Administrative Agent, during normal business hours, at the cost and expense of the Borrower during any Default or Event of Default and (except during the existence of a Default or Event of Default) following at least five Business Days’ notice, to examine, copy and make extracts from its books and records, to inspect any of its Property and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent; provided that visitations shall be limited to the information necessary to evaluate the Borrower’s ability to perform its obligations under the Credit Documents, and the Administrative Agent shall treat any such information as confidential information.

(c) The Borrower shall: (i) engage internationally recognized independent accountants to audit its financial statements to the extent that it delivered audited financial statements pursuant to Section 4.5; and (ii) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities in accordance with applicable GAAP.

(d) The Borrower shall not amend, modify or otherwise change any of its estatutos sociais, by-laws or other similar documents in any way that would materially adversely affect the Administrative Agent or any Lender without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Majority Lenders.

7.2. Compliance; Insurance. The Borrower shall: (i) comply with the requirements of all Applicable Laws (including all Environmental Laws) and orders of any Governmental Authority and with all material contractual obligations applicable to it, in each case to the extent that the failure to comply therewith could (in the aggregate) reasonably be expected to have a Material Adverse Effect, except where (and for so long as) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, (ii) timely file all required tax returns required to be filed by it and pay and discharge at or before maturity all of its material obligations (including tax liabilities, except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by applicable GAAP or where the failure to pay or discharge such obligations or liabilities could not (in the aggregate) reasonably be expected to have a Material Adverse Effect) and (iii) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and keep such Property insured in accordance with customary industry standards in the jurisdiction in which it operates, except in each case of the foregoing to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3. Reporting Requirements. The Borrower shall provide to the Administrative Agent (who shall promptly distribute to the Lenders); provided that items pursuant to clauses (a) through (c) below may be provided in electronic form reasonably acceptable to the Administrative Agent, in which case the Administrative Agent shall not be obligated to retain a hard copy of such document:

(a) as soon as available and in any event: (i) if and to the extent prepared by the Borrower, within one hundred fifty (150) days after the last day of each fiscal year of the Borrower, annual audited consolidated financial statements of the Borrower, with the opinion thereon of internationally recognized independent public accountants; provided that if audited consolidated financial statements of the Borrower have not been prepared by the Borrower, the Borrower shall provide unaudited consolidated financial statements (but only to the extent such unaudited consolidated financial statements have been prepared by the Borrower, and if they have not been prepared, then the Borrower shall provide unaudited unconsolidated financial statements); and (ii) if and to the extent prepared by the Borrower, within ninety (90) days after the end of each fiscal quarter ending March 31, June 30 and September 30, quarterly unaudited consolidated financial statements of the Borrower, as at and for each such fiscal quarter then ending, all of the above prepared in accordance with GAAP;

(b) within five (5) Business Days after the Borrower obtains knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer (or more senior officer) thereof setting forth the details thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto;

(c) promptly (and, in any event, within five (5) Business Days) after the Borrower’s knowledge thereof, notice of any litigation, claim, investigation, arbitration, other proceeding or controversy pending or, to its knowledge, threatened involving or affecting the Borrower or any Exporter: (i) that could reasonably be expected to have a Material Adverse Effect or (ii) relating to any of the Credit Documents;

(d) promptly (and, in any event, within five (5) Business Days) after the Borrower’s knowledge thereof, notice of any other event or development, including without limitation any change in Applicable Law, that could reasonably be expected to have a Material Adverse Effect; and

(e) from time to time, such other information with respect to the Borrower, the Credit Documents and/or the transactions contemplated hereby or thereby as any Lender (through the Administrative Agent) or the Administrative Agent may reasonably request.

7.4. Governmental Approvals. The Borrower shall maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Credit Documents, and the due performance of all of its obligations, and the exercise of all of its rights, thereunder.

7.5. Ranking; Priority. The Borrower shall promptly take all actions as may be necessary to ensure that its obligations under the Credit Documents will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu with all of its other present and future unsubordinated Debt thereof.

7.6. Use of Proceeds. (a) The net proceeds of the Loans shall be used by the Borrower solely to repay all or any portion of the Existing Facilities.

(b) No part of the proceeds of the Loans shall be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the U.S. Federal Reserve System.

7.7. Further Assurances. The Borrower shall do and perform, from time to time, any and all acts (and execute any and all documents) as may be necessary or as reasonably requested by the Administrative Agent in order to effect the purposes of the Credit Documents.

7.8. Votorantim Borrower. The Borrower may notify the Administrative Agent at any time of its intention to enter into an assumption agreement substantially in the form of Exhibit C (the “Assumption Agreement”), in which case, the Administrative Agent, the Borrower and the Votorantim Borrower shall execute the Assumption Agreement; provided that if each of Votorantim Industrial S.A. and Votorantim Cimentos S.A. no longer, directly or indirectly, own at least 20% of the Voting Stock of the Borrower, then the Administrative Agent, the Borrower and the Votorantim Borrower shall execute the Assumption Agreement. Upon the execution of the Assumption Agreement and the satisfaction of the conditions specified in Sections 4.2, 4.3, 4.6 and 4.9 with respect to the Votorantim Borrower in the place of the Borrower, and the Lender, in its sole judgment, having approved the Votorantim Borrower (other than Votorantim Europe) in accordance with its internal procedures, the Votorantim Borrower shall assume all the obligations of the Borrower under the Credit Documents, and the Borrower that transfers its obligations pursuant to the Assumption Agreement will no longer be a party or otherwise subject to any covenant or other provision of this Agreement or the Notes; provided that in the event the conditions to the assumption of the obligations of the Borrower by a Votorantim Borrower other than Votorantim Europe, S.L.U. are not met by such other Votorantim Borrower, the Borrower shall instead execute the Assumption Agreement with Votorantim Europe, S.L.U., subject to the conditions contained herein and in the Assumption Agreement.

7.9. Merger, Etc. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property, except that the Borrower may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property in any of the Reorganization Transactions; provided that it may merge or consolidate with or into, or sell or transfer all or substantially all of its Property to any other Person (1) that is organized in an OECD Country (or, if not an OECD Country, such Borrower’s current jurisdiction of organization), or (2) that is rated at least BBB- and not organized in a jurisdiction with which dealings are generally prohibited by the laws of the United States or resolution of the United Nations, if, immediately after giving effect thereto:

7.10. (i) with respect to any merger or consolidation, it is the surviving Person or, if not, the surviving Person has validly assumed its obligations under the Credit Documents to which it is a party, or (ii) with respect to a sale, transfer, lease or other disposition of all or substantially all of its Properties, the Person to whom the Property has been sold, transferred, leased or otherwise disposed has validly assumed in a manner reasonably satisfactory to the Administrative Agent all obligations under the Credit Documents to which the transferor is a party (which assumption may constitute a novation of such obligations under Applicable Law);

(a) no Default or Event of Default exists or would exist immediately after such merger, consolidation, sale, transfer, lease or other disposition;

(b) the Administrative Agent shall have received any other opinions and other documents or evidence as it (or the Majority Lenders) may reasonably request in connection therewith; and

(c) to the extent reasonably requested by the Administrative Agent or the Majority Lenders, the Credit Documents shall have been amended (or amended and restated) to reflect such merger, consolidation, sale, transfer, lease or other disposition.

ARTICLE VIII

EVENTS OF DEFAULT

Each of the following events described in Sections 8.1 through 8.10 is herein called an “Event of Default”:

8.1. Payments. Any payment of any (a) principal on the Loans or any Note shall not be paid in full when due or (b) interest, fee or any other amount whatsoever (except any amount referred to in clause (a) above) payable under the Credit Documents (including amounts payable pursuant to Article III) shall not be paid when due and such default under this subsection (b) shall continue unremedied for five (5) Business Days or more;

8.2. Representations. Any representation, warranty or certification made or deemed made in any Credit Document (or in any modification or supplement hereto or thereto) by the Borrower, or in any certificate furnished to the Lender or the Administrative Agent pursuant to the provisions hereof or any Credit Document, shall prove to have been inaccurate in any material respect as of the date hereof or any Borrowing Date;

8.3. Covenants. The Borrower shall default (i) in the observance or performance of any of its obligations under any of Sections 7.3(c), 7.3(d), 7.6 or 7.9 or (ii) the Borrower shall default for a period of thirty (30) days or more, after receiving notice from the Administrative Agent or any Lender in the observance or performance of any of its other obligations under this Agreement (other than as provided in Section 8.1) or any other Credit Document;

8.4. Default Under Other Agreements. (i) Failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest or other amounts, due under the terms of any instrument evidencing Debt of the Borrower or (ii) any such Debt of the Borrower becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that, the amount of any instruments evidencing such Debt in subclause (i) or (ii), individually or in the aggregate, equals U.S.$[50,000,000] or more (or its equivalent in other currency or currencies); provided, further, that the occurrence of any default or event of default under, or the acceleration of, any of the Existing Facilities solely resulting from InterCement Participações S.A. and/or any of its Affiliates, directly or indirectly, together with Votorantim Industrial S.A. and/or any of its Affiliates, having acquired a majority of the outstanding Voting Stock of CIMPOR shall not be deemed an Event of Default under this Section 8.4;

8.5. Voluntary Bankruptcy. The Borrower shall: (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of itself or of all or any substantial part of its Property; (iii) make a general assignment for the benefit of its creditors; (iv) file a petition seeking to take advantage of any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts; or (v) take any corporate action for the purpose of effecting any of the foregoing;

8.6. Involuntary Bankruptcy. A proceeding or case shall be commenced against the Borrower, without its application or consent, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of it or of all or any substantial part of its Property; or (iii) similar relief in respect of it under any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution or winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days;

8.7. Judgments, etc. One or more judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle (including any relating to any arbitration) is/are rendered against the Borrower in an amount exceeding U.S.$[50,000,000] (or its equivalent in any other currency) in the aggregate and shall remain unsatisfied, undischarged and in effect for a period of sixty (60) or more days without a stay of execution, unless the same is either: (i) adequately bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle or (ii) is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against any Property of the Borrower;

8.8. Governmental Approval. Any Governmental Approval at any time necessary to enable the Borrower to comply with any of its obligations under any of the Credit Documents shall be revoked, withdrawn, withheld or otherwise not in full force and effect and is not reinstated to the satisfaction of the Majority Lenders within the earlier of (a) thirty (30) days or (b) prior to the third Business Day before the day in which it shall be required to enable the Borrower to comply with its obligations under the Credit Documents, or shall be modified or amended in a manner that (in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect;

8.9. Effectiveness. (i) Any Credit Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (ii) performance the Borrower of any obligation thereunder shall become unlawful, unless the failure to perform such obligation does not, or would not, have a Material Adverse Effect, (iii) the Borrower shall so assert in writing, or (iv) the validity or enforceability thereof shall be contested by the Borrower, and any such default shall continue for a period of twenty (20) days or more, after receiving notice from the Administrative Agent or any Lender; or

8.10. Remedies upon an Event of Default. If an Event of Default exists, then the Administrative Agent shall, upon the request of the Majority Lenders: (A) by notice to the Borrower, declare: the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Borrower under the Credit Documents

(including any amounts payable under Section 3.4) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and/or (B) exercise any other rights and remedies available at law and in equity; provided that in the case of an Event of Default of the kind referred to in Section 8.5 or 8.6, all amounts payable under the Credit Documents shall automatically become immediately due and payable, without any further action by any Person.

8.11. Application of Funds. After the exercise of remedies provided for in Section 8.10 (or after the Loan has automatically become immediately due and payable as set forth in the proviso to Section 8.10) any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of legal counsel to the Administrative Agent and amounts payable under Article III) payable to the Sole Lead Arranger and the Administrative Agent in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of legal counsel to the Administrative Agent and the Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

8.11 Remedies Independent. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the amounts payable at any time hereunder and thereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Lender, the Sole Lead Arranger or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1. Appointment, Powers and Immunities. (a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and (as applicable) under the other Credit Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and (as applicable) the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 9.5 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives and agents):

(i) shall have no duties or responsibilities except those expressly set forth in the Credit Documents and shall not by reason of this Agreement or any other Credit Document be a trustee or fiduciary for any Lender,

(ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in any Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to or provided for herein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder,

(iii) except as expressly provided in the Credit Documents, shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document, and

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith. The Administrative Agent shall as soon as practicable provide the Lenders will all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Lenders.

(b) Before the Administrative Agent acts or refrains from acting, it may require an officer’s certificate from the Borrower and/or an opinion of counsel satisfactory to the Administrative Agent with respect to the proposed action or inaction. The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Credit Documents the Administrative Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Credit Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Administrative Agent, be deemed to be conclusively proved and established by an officers’ certificate delivered to the Administrative Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Administrative Agent, shall be full warrant to the Administrative Agent for any action taken, suffered or omitted to be taken by it under the Credit Documents upon the faith thereof.

(c) Any Person (i) into which the Administrative Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which the Administrative Agent shall be a party shall (if the Administrative Agent is not the surviving entity) be the successor of the Administrative Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

9.2. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by the Administrative Agent. As to any matters not expressly provided for in the Credit Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

9.3. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives such a notice, then it shall give prompt notice thereof to the Lenders and the Borrower (if such notice is received from a Lender). The Administrative Agent shall (subject to Section 9.7) take such action with respect to any such Default as shall be directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that the Credit Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

9.4. Rights as a Lender. With respect to any commitment and Loan made or held by it, HSBC Bank (USA), National Association (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. HSBC Bank (USA), National Association (and any successor acting as an Agent) and its Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower, and any Affiliate of any thereof as if it were not acting as the Administrative Agent, and HSBC Bank (USA), National Association (and any such successor) and its Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

9.5. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 10.1, but without limiting the obligations of the Borrower under Section 10.1) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective commitments), for any and all losses, liabilities, claims, obligations, damages or expenses (including the fees and disbursements of counsel) incurred by it arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Credit Documents or the transactions contemplated hereby (including the costs and expenses that the Borrower is obligated to pay under Section 10.1, but excluding, other than additional administrative costs and expenses resulting from a Default, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, nonappealable judgment by a court of competent jurisdiction. In no event shall any Lender be liable to the Administrative Agent for any punitive or consequential damages in connection with any of the Credit Documents. The obligations of the Lenders under this Section 9.5 shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of the Administrative Agent.

9.6. Non-Reliance upon the Administrative Agent and other Lenders. Each Lender agrees that it has, independently and without reliance upon the Sole Lead Arranger, Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Sole Lead Arranger, the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Credit Documents. The Administrative Agent shall not be required to inspect the Properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under the Credit Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Administrative Agent or any of its Affiliates.

9.7. Failure to Act. Except for any action expressly required of the Administrative Agent under a Credit Document, it shall in all cases be fully justified in failing or refusing to act under the Credit Documents unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 9.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Credit Document shall require the Administrative Agent to take any action that it reasonably believes to be contrary to Applicable Law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

9.8. Resignation or Removal of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority

Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the existing Administrative Agent’s giving of notice of resignation or the Majority Lenders’ election to remove such existing Administrative Agent, then such existing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank that has a combined capital and surplus of at least U.S.$100,000,000 (or its equivalent in any other currency). Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the existing Administrative Agent, and such existing Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

9.9. Sole Lead Arranger. The Sole Lead Arranger shall not have any obligation, liability, responsibility or duty whatsoever under the Credit Documents, and shall have all rights and powers as set forth herein as to it and in the Credit Documents.

ARTICLE X

MISCELLANEOUS

10.1. Expenses; Indemnity.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrower hereby agrees to pay or reimburse from time to time upon request, the Sole Lead Arranger, the Administrative Agent and each of the Lenders for all of their duly documented out-of-pocket costs and expenses (including the reasonable and duly evidenced fees and expenses of shared legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default. The Borrower further agrees to pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp and other similar taxes with respect to this Agreement and the other Credit Documents, including with respect to its or their enforcement, and save and hold the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lenders, as the case may be) to pay such taxes.

(b) The Borrower hereby agrees to indemnify the Administrative Agent, each Lender and its respective directors, officers, employees, representatives, attorneys and agents (each an “Indemnified Person”) from, and hold each of them harmless against, any and all losses, liabilities, obligations, penalties, actions, judgments, suits, costs, claims, damages, disbursements or reasonable and documented expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation, arbitration or other proceeding (whether or not the Indemnified Person is a party thereto) (including any threatened investigation, litigation, arbitration or other proceeding) relating to the Credit Documents and/or the use or proposed use by the Borrower of the proceeds of the Loans or the consummation of any transactions contemplated herein or in any other Credit Document, including the reasonable and duly documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, non-appealable judgment by a court of competent jurisdiction). To the extent that any undertaking in this Section may be unenforceable because it violates any Applicable Law or is contrary to public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking. In no event shall any party hereto be liable for punitive, special, indirect or consequential damages in connection with any of the Credit Documents.

(c) All amounts payable or indemnifiable under this Section shall be due and payable within three (3) Business Days after demand therefor. All amounts paid and costs incurred by any Indemnified Party in respect to any matter payable or indemnifiable under this Section shall, if not so paid or reimbursed by the Borrower before the date that is thirty (30) days after the date on which the Borrower was requested to make such payment, be an Event of Default and bear interest at the Default Rate. The obligations of the Borrower under this Section 10.1 shall survive the termination of this Agreement and the repayment of the Loans.

10.2. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, facsimiled or delivered: if to the Borrower, the Administrative Agent or any Lender, at its address specified on Schedule I hereto or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimiled, or sent by overnight courier, be effective when received.

10.3. Benefit of Agreement; Assignments and Participations.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each Lender, other than any assumption, assignment or transfer required pursuant to Section 7.8.

(b) The Lender may at any time assign or participate its Loan or any portion thereof to its Affiliates, provided that until February 6, 2013, any such Affiliate may only assign or participate its Loan to its Affiliates; further provided that the Administrative Agent shall notify the Borrower of any such assignment or participation of a Loan hereunder and the name(s) of the assignee or participant. Following February 6, 2013, each Lender may, in accordance with Applicable Law and this Section, assign its Loan or any portion thereof to any other Person by execution of an Assignment Agreement; provided that:

(i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to U.S.$1,000,000 or an integral multiple of U.S.$500,000 in excess thereof (or, if less, all of such Lender’s remaining Loan hereunder),

(ii) upon each such assignment, the assignor and assignee shall deliver an Assignment Agreement to the Administrative Agent,

(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire,

(iv) each such assignment shall be to an Eligible Assignee (except that such restriction shall not apply during any time following the date that is five (5) Business Days after the Majority Lenders have declared all amounts payable by the Borrower under the Credit Documents to be immediately due and payable).

(c) The Borrower shall have the right to replace any Lender which does not agree to an amendment or waiver request (each such Lender, a “Non-Consenting Lender”) with an Eligible Assignee designated by the Borrower. Any replacement of a Lender pursuant to this paragraph shall be (i) made by the Eligible Assignee’s and the Non-Consenting Lender’s entering into an Assignment and Acceptance; (ii) shall close within five (5) days after the Administrative Agent’s receipt of a notice of election to replace such Lender from the Borrower; and (iii) shall only be made upon the Non-Consenting Lender’s being paid in full all principal, interest, and other amounts owed to it as of the effective date of the replacement.

(d) Upon the effective date of the assignment to be effected by an Assignment Agreement and registration thereof in the Register pursuant to Section 10.3(f), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Loan (or portion thereof) assigned to it and specified in such Assignment Agreement and the assigning Lender shall, to the extent of such assignment of its Loan, be released from the Loan (or portion thereof) so assigned. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assigning or assignee Lender to the Administrative Agent of an assignment fee of U.S.$3,000, the Administrative Agent shall: (A) promptly accept such Assignment Agreement and (B) on the effective date determined pursuant thereto record such assignment in the Register and give notice of such acceptance and recordation to the assigning Lender, its assignee and the Borrower. Notwithstanding anything to the contrary contained herein, no Borrower shall be obligated to pay to any Lender any amount under Sections 3.1, 3.3, 3.4 or 3.5 of this Agreement that is greater than the amount that the Borrower would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made: (1) the circumstances giving rise to such greater payments did not exist or (2) the Borrower consents to such greater obligation. Notwithstanding the foregoing, no such assignment shall be allowed if the assignor thereof (if it is assigning less than all of its Loan) would, after such assignment, have less than U.S.$1,000,000 in Loan. Any assignment in contravention of the provisions of this paragraph shall be null and void ab initio.

(e) Upon the request of the assigning Lender and presentment of its existing Note, the Borrower shall execute and deliver, at the Borrower’s expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the principal amount of the surrendered Notes. Each such new Note shall be in such principal amount and be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the relevant surrendered Note(s) or dated the date of the relevant surrendered Note(s) if no interest shall have been paid thereon. Notes shall not be issued or transferred in denominations of less than U.S.$1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be issued in a denomination of less than U.S.$1,000,000.

(f) The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the Relevant Credit Agreement, notwithstanding notice to the contrary. All payments under the Relevant Credit Agreement in respect of principal or interest shall be made to the appropriate Person named in the Register. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(g) A Lender may assign its Loans and its rights and obligations thereunder only by complying with the terms of this Agreement. No such assignment shall be effected until, and such assignee shall succeed to the rights of a holder only upon, final acceptance and registration of the assignment by the Administrative Agent in the Register. Prior to the registration of any assignment of Loans by a holder as provided herein, the Administrative Agent may treat the Person in whose name the Lenders are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(h) If any Lender assigns all or a portion of its Loans and its rights and obligations hereunder to any other Person pursuant to the provisions hereof, the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Loans and Notes, and the assignee shall be a party hereto and, to the extent that Loans and Notes and such other rights and obligations hereunder have been assigned, shall acquire such Loans and Notes and other rights and obligations of a Lender hereunder, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such assignee, and any reference to the assigning Lender in this Agreement or the Notes of such Lender shall thereafter refer to such Lender and to such assignee to the extent of their respective interests.

(i) Upon receipt by the Administrative Agent of evidence reasonably satisfactory to each of them of the ownership of and the loss, theft, destruction or mutilation of any Notes, and

(i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to each of them; or

(ii) in the case of mutilation, upon surrender and cancellation thereof,

the Borrower, at its own expense, shall execute and deliver, in lieu thereof, new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

(j) Following February 6, 2013, a Lender may, in accordance with Applicable Law, sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Loans held by it; provided that such Participant shall not have any rights or obligations under this Agreement (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable to any Lender under this Agreement in respect of the Loans held by it, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and as if such Lender were funding such Loans in the same way that it is funding the portion of such Loans in which no participations have been sold (or if all of its Loans has been so participated, in the same way that it was funding such Loans at the time of such participation). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to anything requiring the vote of 100% of the applicable Lenders hereunder.

(k) In addition to the assignments and participations permitted under the foregoing provisions of this Section 10.3, any Lender may (without notice or consent of the Administrative Agent or any other Person and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to any U.S. Federal Reserve Bank (or other central banking authority) as collateral security pursuant to Regulation A of the Board of Governors of the U.S. Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(l) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender on the terms set forth in Section 10.13.

10.4. No Waiver; Remedies Cumulative. (a) No failure on the part of the Administrative Agent, the Sole Lead Arranger or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Credit Documents are cumulative and not exclusive of any other remedies provided by Applicable Law.

(b) To the extent that the Borrower may be entitled to the benefit of any provision of Applicable Law requiring the Administrative Agent, the Sole Lead Arranger or any Lender in any suit, action or proceeding brought in a court in the country of its organization or other jurisdiction arising out of or in connection with this Agreement, any other Credit Document or any or the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, the Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws in the country of its organization or any such other jurisdiction.

10.5. Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

(b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

10.6. Governing Law, Jurisdiction, Service of Process and Venue. (a) This Agreement, the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed in accordance with the law of the State of New York. Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan). By execution and delivery of this Agreement, each party accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and the other Credit Documents. The Borrower irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to all of the Credit Documents and all other related agreements to which it is a party) in New York, New York.

(b) The Borrower hereby irrevocably appoints National Corporate Research Ltd. (the “Process Agent”), with an office on the date hereof at 10 East 40th Street, 10th Floor, New York, New York 10016, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all amounts payable under this Agreement and the other Credit Documents, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Borrower shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. The Borrower covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.

(c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent, the Sole Lead Arranger or the Lender to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any Person in such other jurisdictions, including but not limited to the country of the Borrower’s organization, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents brought in or removed to New York City (and courts of appeals therefrom), and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which the applicable Person is or may be subject.

(e) The Borrower irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Credit Document(s) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement and/or the other Credit Documents, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Borrower shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Borrower.

10.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER

PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE CREDIT DOCUMENTS OR ANY PROVISION THEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

10.8. Counterparts; Headings Descriptive; English Language. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. All documents to be delivered by any party hereto pursuant to the terms of this Agreement or any other Credit Documents and all certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

10.9. Amendment or Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and (except as specifically provided therein) any other Credit Document may be modified or supplemented only in a writing signed by the Borrower and the Majority Lenders; provided that: no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders (collectively, the “Affected Lenders”): (i) extend the final scheduled maturity of any Loan or any Note, or reduce the rate or extend the time of payment of interest thereon (it being understood that a simple majority of the Affected Lenders may waive or amend any payment of additional interest payable at the Default Rate as a result of an Event of Default), or reduce the principal amount thereof; (ii) amend, modify or waive any provision of this Section 10.9; (iii) reduce the percentage specified in, or otherwise modify, the definition of Majority Lenders; or (iv) consent to the assignment or transfer by or release of the Borrower of any of its rights and obligations under this Agreement (other than in connection with a release of a Borrower pursuant to Section 7.8, which shall not require any Lender consent); provided further, that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent, amend, modify or waive any provision of Article X or any other provision relating to the rights or obligations of the Administrative Agent.

10.10. Survival. The obligations of the Borrower under this Agreement shall survive the repayment of the Loans. In addition, each representation and warranty made, or deemed to be made, by the Borrower herein or pursuant hereto shall survive the making of such representation and warranty.

10.11. Judgment Currency. The obligations of the Borrower hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Sole Lead Arranger, the Administrative Agent or the respective Lender of the full amount of

Dollars expressed to be payable to the Sole Lead Arranger, the Administrative Agent or such Lender under this Agreement or the other Credit Documents. The Borrower agrees to indemnify the Sole Lead Arranger, the Administrative Agent and each Lender against any loss incurred by the Sole Lead Arranger, the Administrative Agent or such Lender as a result of any judgment or order being given or made for the payment of any amount due hereunder or under any other Credit Document which is expressed and paid in a currency other than Dollars (such other currency, the “Judgment Currency”) and as a result of any variation between (a) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purposes of such judgment or order, and (b) the rate of exchange at which the Sole Lead Arranger, the Administrative Agent or such Lender is able to purchase Dollars with the amount of Judgment Currency actually received by the Sole Lead Arranger, the Administrative Agent or such Lender. The foregoing indemnity shall, to the extent permitted by Applicable Law, constitute a separate and independent obligation of the Borrower, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document. The term “rate of exchange” shall include any premiums and costs payable in connection with the purchase of, or conversion into, the relevant currency. If the amount of Dollars so purchased and transferred to the Sole Lead Arranger, the Administrative Agent or the respective Lender exceeds the amount originally due to the Sole Lead Arranger, the Administrative Agent or such Lender, then the Sole Lead Arranger, the Administrative Agent or such Lender shall transfer, or caused to be transferred, to the Borrower the amount of such excess.

10.12. Waiver of Immunity; Other Waivers. (a) To the extent that the Borrower may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Credit Documents.

(b) The Borrower irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Credit Document(s) should be dismissed or stayed for failure to join a necessary or required party.

10.13. Confidentiality. The Administrative Agent, the Sole Lead Arranger and each Lender agrees to hold all Confidential Information obtained pursuant to the Credit Documents or the transactions contemplated hereby in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent the Administrative Agent, the Sole Lead Arranger or any Lender from disclosing such information: (a) to any Affiliate of the Administrative Agent, Sole Lead Arranger or such Lender, any other Lender solely in connection with the Credit Documents and the transactions contemplated thereby, (b) upon the order of any court or administrative agency or otherwise to the extent required by Applicable Law, (c) to bank examiners or upon the request or demand of any other regulatory agency or authority, (d) that had been publicly disclosed other than as a result of a disclosure by the Administrative Agent, the Sole Lead Arranger or Lender prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Lenders, the Sole Lead Arranger or the Administrative Agent (in each case, including to any of their respective employees, counsel, representatives or other agents) is a party, or in connection with the exercise of any remedy hereunder or under the other Credit Documents, (f) to the Administrative Agent’s, the Sole Lead Arranger’s or such Lender’s legal counsel and independent auditors and accountants, (g) that was in the Administrative Agent’s, the Sole Lead Arranger’s or such Lender’s possession free of any obligation of confidence at the time of its receipt of such information, (h) that is developed by the Administrative Agent, the Sole Lead Arranger or such Lender independently of and without reference to any confidential information, (i) that is identified by the Borrower as no longer to be considered “Confidential Information”, (j) to any actual or proposed participant or assignee; provided that any actual or proposed participant or assignee has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 10.13 (including by cross reference to obligations of the Lender), and (k) to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower and the Credit Documents that has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 10.13 (including by cross reference to obligations of the Lender); provided further that, (i) in the case of a disclosure of the type referred to in clauses (b), (c) and (e), the Administrative Agent, the Sole Lead Arranger or such Lender shall, to the extent permitted by Applicable Law, promptly notify the Borrower of such intended disclosure so that the Borrower may take appropriate action to protect their respective interests and (ii) each Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein.

The terms contained in the Credit Documents are confidential and, except for disclosure to the various parties thereto, their respective shareholders and such Persons’ board of directors (or similar body), officers, employees or professional advisors retained in connection with the transaction contemplated hereby, or as may be required by Applicable Law, may not be disclosed in whole or in part by the Borrower to any other Person without the prior written consent of the Administrative Agent.

10.14. USA PATRIOT ACT Notice. Each Lender subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other reasonable information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide such information and take such actions as are reasonably requested by each Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

10.15. Entire Agreement. This Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

10.16. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

10.17. No Fiduciary Relationship or Partnership. The Borrower acknowledges that neither the Administrative Agent, nor any Lender or the Sole Lead Arranger has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent, the Lenders and the Sole Lead Arranger, on the one hand, and the Borrower, on the other, in connection herewith or therewith is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. Nothing contained in this Agreement or any other Credit Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Lender, on the one hand, and any other Lender, the Borrower or any other Person, on the other hand. Neither the Administrative Agent, nor any Lender or the Sole Lead Arranger shall in any way be responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person other than itself.

[Remainder of page left blank intentionally; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

[CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], as Borrower

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK (USA), NATIONAL ASSOCIATION as Administrative Agent and as Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Loan Agreement

SCHEDULE I

CONTACT INFORMATION FOR NOTICES

Borrower	Address for Notices

[CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], as Borrower

Administrative Agent	Address for Notices

HSBC BANK USA, NATIONAL ASSOCIATION,	HSBC Bank USA, National Association
as Administrative Agent	Corporate Trust & Loan Agency
8 East 40th Street, 6th Floor
New York, NY 10016
Att: Agency Services/Transaction Management
Telephone: 1-212-525-7253/1-212-525-7258
Email : CLTLANY.LoanAgency@us.hsbc.com and
CTLANY.TransactionManagement@us.hsbc.com
Fax: # 917-229-6659

Lenders	Address for Notices

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender	HSBC Securities (USA) Inc.
452 5th Ave, 8th floor
New York, NY 10018
Att: Scott Regan
Telephone: 212-525-2482
email: scott.regan@us.hsbc.com

Sole Lead Arranger	Address for Notices

HSBC SECURITIES (USA) INC., as Sole Lead Arranger	HSBC Securities (USA) Inc.
452 5th Ave, 8th floor
New York, NY 10018
Att: Scott Regan
Telephone: 212-525-2482
email: scott.regan@us.hsbc.com

EXHIBIT A TO CREDIT AGREEMENT

FORM OF NOTE

U.S.$[ ]	New York, New York
, 2012

FOR VALUE RECEIVED, [CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], a [company] organized under the laws of [—] (the “Borrower”), hereby unconditionally promises to pay to                      (the “Bank”) or its registered assigns the principal sum of [                    ] (U.S.$[        ]) or, if less, the unpaid principal amount of the Loan made by the Bank pursuant to the Agreement (defined below), at the Payment Office on the dates and in the amounts determined in accordance with the Agreement. The Borrower unconditionally also promises to pay interest on the unpaid principal amount of the Loan evidenced hereby at the Payment Office from the date the Loan is made until paid at the rates and at the times provided in the Agreement.

Payments of both principal and interest are to be made in Dollars in immediately available funds free and clear of, and without deduction for, certain present and future taxes, levies, imposts, duties, fees, assessments or other charges, and all interest, penalties and liabilities with respect thereto, all as set forth in the Agreement.

This Note is one of the Notes referred to in the Term Loan Agreement, dated as of [—], 2012 (as amended from time to time, the “Agreement”) among the Borrower and HSBC Bank (USA), National Association, as Administrative Agent and as Lender. This Note is entitled to the benefits and subject to the provisions of the Agreement. As provided in the Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part. Unless otherwise defined, the terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

The Borrower hereby waives, to the fullest extent permitted by Applicable Law, presentment, demand, protest and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

THE BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS NOTE.

[CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B TO CREDIT AGREEMENT

FORM OF OFFICER’S CERTIFICATE

I, the undersigned, a [President/Vice President/Director/Authorized Officer] of [CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], a [corporation] organized under the laws of the [Portugal/Spain/Netherlands] (the “Borrower”), do hereby certify, solely in my capacity as a [President/Vice President/Director/Authorized Officer] of the Borrower, on behalf of the Borrower that:

1. This Certificate is furnished pursuant to the Term Loan Agreement, dated as of [—], 2012 (as in effect on the date hereof, the “Agreement”), among the Borrower; HSBC Bank (USA), National Association, as Administrative Agent and as Lender. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Agreement.

2. The following named individuals are elected officers of the Borrower, each holds the office of the Borrower set forth opposite his name and each such individual is duly authorized by the Borrower to execute and deliver on its behalf any other instrument or document delivered under the agreement that may be necessary for the borrowing of loans; and has held such office as of the date of the signing of the Agreement. The signature written opposite the name and title of each such officer is his correct signature. For purposes of each such agreement and document so entered into by the Borrower in connection therewith, the below mentioned persons shall be deemed to be duly and properly in office and authorized to execute and deliver any and all such agreements and documents on behalf of the Borrower unless and until the Administrative Agent shall have received written notice that such incumbency or authorization has terminated.

Name[2]	Office	Signature

3. Attached hereto as Exhibit A is a true and correct copy of the certificate of incorporation of the Borrower, together with all amendments thereto, which were duly adopted and are in full force and effect on the date hereof.

2.	Include name, office and signature of each officer who will sign the Credit Documents and subsequent notices to be delivered thereunder, including the officer who will sign the certification at the end of this Certificate.

4. Attached hereto as Exhibit B is a true and correct copy of the bylaws of the Borrower, which are in full force and effect on the date hereof, and which were in full force and effect at all times between the date on which the resolutions referred to below in paragraph 5 were signed and the date hereof.

5. Attached hereto as Exhibit C is a true and correct copy of resolutions, which were duly adopted on             ,          [by written consent of the Board of Directors of the Borrower/by a meeting of the Board of Directors of the Borrower] at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower that deal with the execution, delivery or performance of any of the Credit Documents.

6. Attached hereto as Exhibit D is a true and correct copy of all necessary Governmental Approvals and other actions by, and all notices to and filings and registrations with, the relevant Governmental Authority, and all third-party approvals and/or consents in connection with the due execution, delivery and performance by the Borrower of the Credit Documents and for the legality, validity or enforceability of the Credit Documents, which are in full force and effect on the date hereof.

7. On the date hereof, all representations and warranties contained in the Agreement and the other Credit Documents are true and correct in all material respects, unless such representation or warranty is stated to relate to a specific earlier date in which case such representation and/or warranty shall be true and correct in all material respects as of such earlier date.

8. On the date hereof, no Default or Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of              2012.

By:
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary/Director/Authorized Officer] of the Borrower, solely in my capacity as [Secretary/Assistant Secretary/Director/Authorized Officer] of the Borrower, do hereby certify that:

[Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Authorized Officer] of the Borrower and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of              2012.

By:
Name:
Title:

EXHIBIT C TO CREDIT AGREEMENT

FORM OF ASSUMPTION AGREEMENT

This Assumption Agreement, dated as of [            ] (this “Assumption Agreement”), by and among [—], a company organized under the laws of [—], as borrower (the “Old Borrower”); [Insert legal name of Votorantim Borrower], a [—] under the laws of [—] (the “New Borrower”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”) is entered into pursuant to Section 7.8 of the Credit Agreement (as defined below). This Assumption Agreement is a Credit Document executed in connection with the Relevant Credit Agreements.

W I T N E S S E T H:

WHEREAS, a Term Loan Agreement, dated as of [—], 2012 has been entered into by the Old Borrower, a company organized under the laws of [—], the financial institutions party thereto from time to time and the Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Old Borrower and the New Borrower have requested that the New Borrower be permitted to replace the Old Borrower as the borrower thereunder pursuant to Section 7.8 of the Credit Agreement;

WHEREAS, the New Borrower is duly authorized to enter into the Credit Agreement and all things necessary, including any necessary approval and consents of directors and/or shareholders of the New Borrower, have been done and performed to make the Credit Agreement a valid and binding agreement of the New Borrower;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.1. Definitions. In this Assumption Agreement:

(a) any defined term used herein and not defined herein shall have the meaning given to such term in the Credit Agreement, except that “Credit Documents” shall also include this Assumption Agreement; and

(b) the principles of construction set forth in Section 1.2 of the Credit Agreement apply to this Assumption Agreement.

SECTION 1.2. Headings, Etc. The division of this Assumption Agreement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Assumption Agreement.

ARTICLE II

ASSUMPTION AGREEMENT

SECTION 2.1. Representations and Warranties. The New Borrower hereby represents and warrants to the Administrative Agent that the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects to the same extent as if it were the original Borrower (with such adjustments as required to take into account the jurisdiction of the New Borrower) and as of the date hereof. The New Borrower also represents and warrants to the Administrative Agent that (a) it has the power and authority, and the legal right, to make, deliver and perform this Assumption Agreement and has taken all necessary corporate actions to authorize the execution, delivery and performance of this Assumption Agreement, (b) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance, validity or enforceability of this Assumption Agreement, (c) this Assumption Agreement has been duly executed and delivered on behalf of the New Borrower and (d) this Assumption Agreement constitutes a legal, valid and binding obligation of the New Borrower enforceable against the New Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 2.2. Assumption. Effective as of the date hereof, the New Borrower hereby succeeds to, assumes and agrees to pay, perform, fulfill, discharge, and comply with all obligations (whether for principal, interest, fees, expenses or otherwise, and including the full and punctual payment when due) covenants, claims, liabilities and indemnities, which are to be paid, performed, fulfilled, discharged and complied with by the Old Borrower under the Credit Agreement, each of the other Credit Documents and each other agreement executed in connection with the Agreement (the “Assumed Obligations”) and shall be bound by all terms and conditions thereof, and in connection therewith, (1) all original references to “[INSERT NAME OF OLD BORROWER]” in the Credit Documents shall refer to “[INSERT NAME OF NEW BORROWER]” in lieu thereof and (2) the term “Borrower” in the Credit Agreement and each other Credit Document shall mean “[INSERT NAME OF NEW BORROWER]” Upon the execution of this Assumption Agreement and the satisfaction of the conditions specified in Sections 4.2, 4.3, 4.6 and 4.9 of the Credit Agreement with respect to the New Borrower, and the Lender, in its sole judgment, having approved the New Borrower [(other than Votorantim Europe)] in accordance with its internal procedures, the Old Borrower will no longer be a party or otherwise subject to any covenant or other provision of this Agreement or any other Credit Document, the Old Borrower will be released from the Credit Agreement and shall no longer be a party or otherwise subject to any covenant or other provision of the Credit Agreement or any other Credit Document. The parties agree that the assumption by the New Borrower of the Assumed Obligations shall not constitute a waiver of any right or remedy of the Lender, the Administrative Agent or the Sole Lead Arranger under the Credit Documents. All such rights and remedies are being expressly reserved for the Lender, the Administrative Agent and the Sole Lead Arranger.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notice. All communications and notices provided for under the Credit Agreement to the New Borrower shall be addressed to such address as the New Borrower may designate in accordance with Section 10.2 of the Credit Agreement.

SECTION 3.2. Applicable Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK.

SECTION 3.3. Counterparts. This Assumption Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assumption Agreement, as of the date first above written.

[—],
as the Old Borrower

By:
Name:
Title:

By:
Name:
Title:

[VOTORANTIM BORROWER], as the New Borrower

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK (USA), NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

BORROWING CERTIFICATE

[            , 201    ]

HSBC Bank (USA), National

Association,

as Administrative Agent

[                                         ]

[                                         ]

Attention: [                                        ]

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Agreement, dated as of [—], 2012 (as amended from time to time, the “Agreement”), among [BORROWER], as Borrower; the financial institutions party thereto from time to time, as Lenders; and HSBC Bank (USA), National Association, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. The undersigned hereby confirms and ratifies that:

(i) The Business Day of the proposed Borrowing is                     .

(ii) The aggregate principal amount of the proposed Borrowing is $        .

(iii) The proceeds of the Borrowing will be used to pay [name of applicable Existing Facilities] in the amount of [state amount of each Existing Facility to be paid].

The undersigned certifies that the following statements are true on the date hereof, and will be true on the Borrowing date: (i) the representations and warranties contained in Article VI of the Agreement are true in all material respects as though made on and as of this date (or, if any such representation or warranty is expressly stated to have been made as of a specific date); (ii) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or the application of the proceeds thereof; and (iii) since December 31, 2011, there has been no Material Adverse Effect.

Very truly yours,

[BORROWER]
as Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) dated as of             ,          is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

The Assignor is a party to the Term Loan Agreement, dated as of [—], 2012 (as amended, restated or otherwise modified through the date hereof, the “Agreement”), among [BORROWER], as Borrower; the Lenders as defined therein (including the Assignor, the “Lenders”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

The Assignor wishes to assign to the Assignee [a portion][all] of the rights and obligations of the Assignor under the Agreement in respect of US$[        ] of each of its Loan, its Notes, its commitment and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby sells, transfers and assigns to the Assignee; and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), U.S.$         of the Assignor’s Loan, and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement (all of the foregoing being herein called the “Assigned Rights and Obligations”).

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of indemnification to the Administrative Agent. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent that such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Section 9.5 of the Relevant Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time before the Effective Date.

Section 2. Payments. (a) As consideration for the sale, transfer and assignment contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount [equal to U.S.$        , representing the principal amount of the outstanding and funded Loan and accrued interest thereon included within the Assigned Rights and Obligations][set forth in a separate agreement between the Assignor and the Assignee].

(b) The Assignee further agrees to pay to the Administrative Agent an assignment fee in the amount specified in Section 10.3(D) of the Agreement.

Section 3. Reallocation of Payments. Any interest, fees and other payments accrued with respect to the Assigned Rights and Obligations: (a) prior to the Effective Date, shall be for the account of the Assignor, and (b) on and after the Effective Date, shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it shall hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

Section 4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Agreement, the Schedules and Exhibits thereto and the other Credit Documents (other than the Borrower Fee Letter), together with copies of the financial statements of the Borrower most recently delivered pursuant to the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it shall, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under each of the Credit Documents (other than the Borrower Fee Letter).

Section 5. Effective Date; Notices (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be             ,          (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Agreement shall be executed and delivered by the Assignor and the Assignee,

(ii) the consent of the Administrative Agent shall have been duly obtained and shall be in full force and effect as of the Effective Date,

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement (confirmation of which shall be informed to the Administrative Agent by the Assignor), and

(iv) the assignment fee referred to in Section 2(b) shall have been paid to the Administrative Agent, and (v) if the Assignee is not already a lender, the Assignee shall have delivered an Administrative Questionnaire to the Administrative Agent.

(b) Promptly after the execution of this Agreement, the Assignor shall deliver to the Administrative Agent, for consent and acceptance by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

[Section 6. Administrative Agent. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as an Administrative Agent under the Credit Documents.]3

Section 7. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any lien or other adverse claim; (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (iii) no notices to, or consents (other than the consent referred to in Section 5(ii)), authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or consents or filings required by the Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the other Credit Documents (other than the Borrower Fee Letter) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Credit Documents (other than the Borrower Fee Letter) or any other document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any other Person, or the performance or observance by the Borrower or any other Person of any of its obligations under the Agreement or any other document furnished in connection therewith.

(c) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any

3.	To be inserted if Administrative Agent is the Assignor.

already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity; and (iv) it is not a Borrower or any Affiliate thereof.

Section 8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents the Administrative Agent that may be required in connection with the assignment and assumption contemplated hereby.

Section 9. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee each shall pay its own costs and expenses (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents.

(d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York or of the United States for the Southern District of New York sitting in the Borough of Manhattan, New York City over any legal action or proceeding arising out of or relating to this Agreement or any Credit Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in aforesaid courts. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this agreement or any other credit document brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR],
as the Assignor

By:
Name:
Title:

Address:

Attn:

[ASSIGNEE],
as the Assignee

By:
Name:
Title:

Address:

Attn:

SCHEDULE 1

to Assignment Agreement

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 200

HSBC Bank (USA), National

Association,

as Administrative Agent

[                             ]

Attention: [                    ]

Ladies and Gentlemen:

The Assignor is a party to the Term Loan Agreement, dated as of [—], 2012 (as amended, restated or otherwise modified through the date hereof, the “Agreement”), among [BORROWER], as Borrower; the Lenders as defined therein (including the Assignor, the “Lenders”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

(a) We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) of [all][a portion] of the right, title and interest of the Assignor in and to the Agreement (including [all][a portion] of the right, title and interest of the Assignor in and to the Assignor’s Loan pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment Agreement”)). After giving effect to such assignment (assuming no repayments after             ,         ), the principal amount of the Assignee’s Loan will be U.S.$        .

(b) The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Borrower to such assignment and the satisfaction of the other conditions of effectiveness of the assignment to be effected by the Assignment Agreement, the Assignee shall be bound by the terms of the Agreement as fully and to the same extent as if it were the Lender originally holding such interest in the Agreement.

(c) You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment Agreement.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[ASSIGNOR],

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ASSIGNMENT AND ACCEPTANCE
CONSENTED TO:

HSBC BANK (USA), NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[BORROWER], as Borrower

By:
Name:
Title:

SCHEDULE I

COMMITMENTS

Lender	Commitment

HSBC BANK (USA), NATIONAL ASSOCIATION	U.S.$	400,000,000

Total	U.S.$	400,000,000

SCHEDULE II

CONTACT INFORMATION FOR NOTICES

Guarantors	Address for Notices

VOTORANTIM INDUSTRIAL S.A.	Votorantim Industrial S.A.
VOTORANTIM CIMENTOS S.A.,	R. Amauri, 255 – 11th Floor
as Guarantors	01448-000 – São Paulo, SP
Brasil
Attention: Gabriela Woge
Facsimile: (55 11) 3167-1550

Administrative Agent	Address for Notices

HSBC BANK USA, NATIONAL ASSOCIATION,	HSBC Bank USA, National Association
as Administrative Agent	Corporate Trust & Loan Agency
8 East 40th Street, 6th Floor
New York, NY 10016
Att: Agency Services/Transaction Management
Telephone: 1-212-525-7253/1-212-525-7258
Email : CLTLANY.LoanAgency@us.hsbc.com and
CTLANY.TransactionManagement@us.hsbc.com
Fax: # 917-229-6659

Lenders	Address for Notices

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender	HSBC Securities (USA) Inc.
452 5th Ave, 8th floor
New York, NY 10018
Att: Scott Regan
Telephone: 212-525-2482
email: scott.regan@us.hsbc.com

Sole Lead Arranger	Address for Notices

HSBC SECURITIES (USA) INC., as Sole Lead Arranger	HSBC Securities (USA) Inc.
452 5th Ave, 8th floor
New York, NY 10018
Att: Scott Regan
Telephone: 212-525-2482
email: scott.regan@us.hsbc.com

*	Administrative Agent cannot receive emails for advance instructions.

EXHIBIT B

NOTICE OF BORROWING

[            , 201  ]

HSBC Bank (USA), National

Association,

as Administrative Agent

[                             ]

[                             ]

Attention: [                            ]

Ladies and Gentlemen:

Reference is hereby made to the Backstop Loan Facility Agreement, dated as of August 7, 2012 (as amended from time to time, the “Agreement”), among Votorantim Industrial S.A. and Votorantim Cimentos S.A., as Guarantors; the financial institutions party thereto from time to time, as Lenders; and HSBC Bank (USA), National Association, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

The undersigned hereby give you notice, irrevocably, pursuant to Section 2.2 of the Agreement, that the undersigned hereby irrevocably request a Borrowing under the Agreement and under the Term Loan Agreement, dated as of [—], 2012 among [CIMPOR - Cimentos de Portugal, SGPS, SA][Cimpor Inversiones S.A.][Cimpor Financial Operations B.V.][Votorantim Europe, S.L.U.], as borrower; [                    ] as lender and HSBC Bank (USA), National Association, as administrative agent, and in that connection set forth below the information relating to such Borrowing as required by Section 2.2 of the Agreement:

(i) The Business Day of the proposed Borrowing is                     ,.

(ii) The Borrower will be [                    ] (the “Borrower”).

(iii) The aggregate principal amount of the proposed Borrowing is $        .

(iv) The proceeds of the Borrowing will be used to pay [name of applicable Existing Facilities] in the amount of [state amount of each Existing Facility to be paid].

The undersigned certify that the following statements are true on the date hereof, and will be true on the Borrowing date:

(i) the representations and warranties contained in Article IV of the Agreement are true in all material respects as though made on and as of this date (or, if any such representation or warranty is expressly stated to have been made as of a specific date), and the Borrower has duly executed a Relevant Credit Agreement, which has been delivered to the Administrative Agent;

(ii) no Default under the Agreement or Guarantor Event of Default has occurred and is continuing, or would result from such Borrowing or the application of the proceeds thereof; and

(iii) since December 31, 2011, there has been no Material Adverse Effect.

The undersigned hereby request that all proceeds of the proposed Borrowing be disbursed in accordance with instructions provided to the Administrative Agent by the Guarantors, provided such wire instructions are provided no later than one (1) Business Day before the date of the proposed Borrowing set forth in clause (i) above.

Very truly yours,

VOTORANTIM INDUSTRIAL S.A.
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM CIMENTOS S.A. as Guarantor

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

I, the undersigned, a [President/Vice President/Director/Authorized Officer] of [Votorantim Industrial S.A./Votorantim Cimentos S.A.], a corporation organized under the laws of the Brazil (the “Guarantor”), do hereby certify, solely in my capacity as a [President/Vice President/Director/Authorized Officer] of the Guarantor, on behalf of the Guarantor that:

1. This Certificate is furnished pursuant to the Backstop Loan Facility Agreement, dated as of August 7, 2012 (as in effect on the date hereof, the “Agreement”), among Votorantim Industrial S.A. and Votorantim Cimentos S.A., as Guarantors; the financial institutions party thereto from time to time, as Lenders; and HSBC Bank (USA), National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Agreement.

2. The following named individuals are elected officers of the Guarantor, each holds the office of the Guarantor set forth opposite his name and each such individual is duly authorized by the Guarantor to execute and deliver on its behalf any other instrument or document delivered under the Agreement; and has held such office as of the date of the signing of the Agreement. The signature written opposite the name and title of each such officer is his correct signature. For purposes of each such agreement and document so entered into by the Guarantor in connection therewith, the below mentioned persons shall be deemed to be duly and properly in office and authorized to execute and deliver any and all such agreements and documents on behalf of the Guarantor, unless and until the Administrative Agent shall have received written notice that such incumbency or authorization has terminated.

Name[1]	Office	Signature

3. Attached hereto as Exhibit A is a true and correct copy of the certificate of incorporation of the Guarantor, together with all amendments thereto, which were duly adopted and are in full force and effect on the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the bylaws of the Guarantor, which are in full force and effect on the date hereof, and which were in full force and effect at all times between the date on which the resolutions referred to below in paragraph 5 were signed and the date hereof.

1.	Include name, office and signature of each officer who will sign the Credit Documents and subsequent notices to be delivered thereunder, including the officer who will sign the certification at the end of this Certificate.

5. Attached hereto as Exhibit C is a true and correct copy of resolutions, which were duly adopted on             ,          [by written consent of the Board of Directors of the Guarantor/by a meeting of the Board of Directors of the Guarantor at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Guarantor that deal with the execution, delivery or performance of the Agreement.

6. On the date hereof, all representations and warranties contained in the Agreement are true and correct in all material respects, unless such representation or warranty is stated to relate to a specific earlier date in which case such representation and/or warranty shall be true and correct in all material respects as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of              2012.

By:
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary/Director/Authorized Officer] of the Guarantor, solely in my capacity as [Secretary/Assistant Secretary/Director/Authorized Officer] of the Guarantor, do hereby certify that:

[Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Authorized Officer] of the Guarantor and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of              2012.

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) dated as of             ,          is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

The Assignor is a party to the Backstop Loan Facility Agreement, dated as of August 7, 2012 (as amended, restated or otherwise modified through the date hereof, the “Backstop Agreement”), among Votorantim Industrial S.A. and Votorantim Cimentos S.A., as Guarantors; the Lenders as defined therein (including the Assignor, the “Lenders”); and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Backstop Agreement.

The Assignor wishes to assign to the Assignee [a portion][all] of the rights and obligations of the Assignor under the Backstop Agreement and [INSERT DETAILS OF RELEVANT CREDIT AGREEMENT] (the “Relevant Credit Agreement”) in respect of US$[            ] of each of its Loan and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby sells, transfers and assigns to the Assignee; and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), U.S.$             of the Assignor’s Loan, and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Backstop Agreement and the Relevant Credit Agreement (all of the foregoing being herein called the “Assigned Rights and Obligations”).

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Backstop Agreement and the Relevant Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Backstop Agreement and the Relevant Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification to the Administrative Agent. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Backstop Agreement and the Relevant Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Backstop Agreement and the

Relevant Credit Agreement to the extent that such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Section 7.1 of the Backstop Agreement, Articles II of the Backstop Agreement and the Relevant Credit Agreement or Section 10.1 of the Relevant Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time before the Effective Date.

Section 2. Payments. (a) As consideration for the sale, transfer and assignment contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount [equal to U.S.$        , representing the principal amount of the outstanding and funded Loan and accrued interest thereon included within the Assigned Rights and Obligations][set forth in a separate agreement between the Assignor and the Assignee].

(b) The Assignee further agrees to pay to the Administrative Agent an assignment fee in the amount specified in Section 7.3(d) of the Backstop Agreement.

Section 3. Reallocation of Payments. Any interest, fees and other payments accrued with respect to the Assigned Rights and Obligations: (a) prior to the Effective Date, shall be for the account of the Assignor, and (b) on and after the Effective Date, shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it shall hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

Section 4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Documents (other than the Fee Letters), together with copies of the financial statements of the (i) the Guarantors most recently delivered pursuant to the Backstop Agreement and (ii) Borrower most recently delivered pursuant to the Relevant Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it shall, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under each of the Credit Documents (other than the Fee Letters).

Section 5. Effective Date; Notices (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be             ,          (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Agreement shall be executed and delivered by the Assignor and the Assignee,

(ii) the consent of the Administrative Agent shall have been duly obtained and shall be in full force and effect as of the Effective Date,

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement (confirmation of which shall be informed to the Administrative Agent by the Assignor), and

(iv) the processing fee referred to in Section 2(b) shall have been paid to the Administrative Agent, and (v) if the Assignee is not already a lender, the Assignee shall have delivered an Administrative Questionnaire to the Administrative Agent.

(b) Promptly after the execution of this Agreement, the Assignor shall deliver to the Administrative Agent, for consent and acceptance by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

[Section 6. Administrative Agent. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as an Administrative Agent under the Credit Documents.]2

Section 7. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any lien or other adverse claim; (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (iii) no notices to, or consents (other than the consent referred to in Section 5(ii)), authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or consents or filings required by the Credit Documents, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents (other than the Fee Letters) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents (other than the Fee Letters) or any other document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of a Borrower, the Guarantors or any other Person, or the performance or observance by a Borrower, the Guarantors or any other Person of any of its obligations under the Credit Documents.

(c) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement,

2.	To be inserted if Administrative Agent is the Assignor.

and apart from any agreements or undertakings or filings required by the Credit Documents, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity; and (iv) it is not a Borrower, Guarantor or any Affiliate thereof.

Section 8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents the Administrative Agent that may be required in connection with the assignment and assumption contemplated hereby.

Section 9. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee each shall pay its own costs and expenses (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents.

(d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York or of the United States for the Southern District of New York sitting in the Borough of Manhattan, New York City over any legal action or proceeding arising out of or relating to this Agreement or any Credit Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in aforesaid courts. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this agreement or any other credit document brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR],
as the Assignor

By:
Name:
Title:

Address:

Attn:

[ASSIGNEE],
as the Assignee

By:
Name:
Title:

Address:

Attn:

SCHEDULE 1

to Assignment Agreement

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 200

HSBC Bank (USA), National

Association,

as Administrative Agent

[                             ]

Attention: [                    ]

Ladies and Gentlemen:

We refer to the Backstop Loan Facility Agreement dated as of August 7, 2012 (as amended, restated or otherwise modified through the date hereof, the “Backstop Agreement”), among Votorantim Industrial S.A. and Votorantim Cimentos S.A., as Guarantors, the Lenders as defined therein (including the Assignor, the “Lenders”), and HSBC Bank (USA), National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Backstop Agreement.

(a) We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) of [all][a portion] of the right, title and interest of the Assignor in and to the Relevant Credit Agreement (including [all][a portion] of the right, title and interest of the Assignor in and to the Assignor’s Loan pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment Agreement”)). After giving effect to such assignment (assuming no repayments after             ,         ), the principal amount of the Assignee’s Loan will be U.S.$        .

(b) The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Guarantors to such assignment and the satisfaction of the other conditions of effectiveness of the assignment to be effected by the Assignment Agreement, the Assignee shall be bound by the terms of the Backstop Agreement and each Relevant Credit Agreement as fully and to the same extent as if it were the Lender originally holding such interest in the Backstop Agreement and each Relevant Credit Agreement.

(c) You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment Agreement.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[ASSIGNOR],

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ASSIGNMENT AND ACCEPTANCE
CONSENTED TO:

HSBC BANK (USA), NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

VOTORANTIM INDUSTRIAL S.A., as Guarantor

By:
Name:
Title:

VOTORANTIM CIMENTOS S.A., as Guarantor

By:
Name:
Title: